Exhibit 10.1

CREDIT AGREEMENT*

dated as of

February 25, 2013

among

GETTY REALTY CORP.,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent,

J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED and TD BANK, N.A.

as Joint Bookrunners and Joint Lead Arrangers,

BANK OF AMERICA, N.A.

as Syndication Agent,

and

TD BANK, N.A.

as Documentation Agent

*	Confidential treatment requested for portions of this document. Portions for which confidential treatment is requested are denoted by [***]. Material omitted has been separately filed with the Securities and Exchange Commission.

i

(continued)

(continued)

SCHEDULES:

Schedule 1.01 – Description of Lukoil Dispute

Schedule 2.01 – Commitments

Schedule 2.06 – Existing Letters of Credit

Schedule 3.01 – Ownership Chart

Schedule 3.05(c)(1) – Mortgaged Properties

Schedule 3.05(c)(2) – Additional Leased Properties

Schedule 3.05(d)(1) – Mortgaged Property Leases

Schedule 3.05(d)(2) – Additional Leases

Schedule 3.05(d)(3) – Rent Roll

Schedule 3.05(e) – Ground Leases

Schedule 3.06 – Disclosed Matters

Schedule 7.01 – Environmental Remediation and Compliance Matters

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Opinion of Borrower’s Counsel

Exhibit C – Form of Subsidiary Guarantee

Exhibit D-1 – Form of Revolving Note

Exhibit D-2 – Form of Swingline Note

Exhibit D-3 – Form of Term Note Exhibit E — Form of Borrowing Request/Interest Election Request

Exhibit F – Form of Local Counsel Opinion

Exhibit G – Form of Joinder Agreement

Exhibit H – Form of Environmental Indemnity Agreement

(continued)

Exhibit I – Form of Equity Pledge
Exhibit J – Form of Deposit Account Control Agreement
Exhibit K – Form of General Assignment
Exhibit L – [Reserved]
Exhibit M – Form of Qualified Exchange Trust Agreement
Exhibit N – Form of Parent Guaranty
Exhibit O – Form of Lender Joinder
Exhibit P– Form of Notice of Additional Leases

CREDIT AGREEMENT dated as of February 25, 2013, among GETTY REALTY CORP., a Maryland corporation (the “Borrower”), the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Collateral Agent pursuant to the Intercreditor Agreement (defined below), J.P. MORGAN SECURITIES LLC, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Bookrunners and Joint Lead Arrangers, TD BANK, N.A., as Joint Bookrunner, Joint Lead Arranger and Documentation Agent, and BANK OF AMERICA, N.A., as Syndication Agent.

WHEREAS, Borrower has requested the Lenders, and the Lenders have agreed to, provide, a credit facility upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

ARTICLE I.

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loans” means Loans at the rate of interest applicable to which is based upon the ABR.

“Additional Interest” means any and all amounts which may become due and payable by Borrower or its Subsidiaries in accordance with the terms and provisions of any Swap Agreement provided by any Lender or its Affiliates which is secured by the Mortgages, which amounts shall be evidenced by and payable pursuant to the Notes.

“Additional Leased Properties” means those properties which are subject to the Additional Leases, including as of the date hereof those properties identified on Schedule 3.05(c)(2) attached hereto.

“Additional Leases” means those leases identified on Schedule 3.05(d)(2) attached hereto, as such Schedule may be modified to add or remove leases after the date hereof in accordance with the terms of Section 6.12 hereof.

“Additional Available Loans” has the meaning assigned to such term in Section 2.01(c).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Debt” means (x) the aggregate amount of indebtedness outstanding under the Loan Documents and the Prudential Note Documents, plus (y) all other Indebtedness incurred by Borrower and its Subsidiaries, including, without limitation, Capital Lease Obligations.

“Aggregate Letters of Credit Outstandings” means, at a particular time, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of all payments made by the Lender under any Letter of Credit that has not been reimbursed by the Borrower at such time.

“Aggregate Outstandings” means, at a particular time, the sum of (a) the Aggregate Letters of Credit Outstandings at such time, and (b) the aggregate outstanding principal amount of all Loans at such time.

“Agreement” means this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Margin” means, for any day, (a) with respect to any ABR Loan, (x) if the Debt to EBITDA Ratio is equal to or greater than 4:1, 2.00% per annum or (y) if the Debt to EBITDA Ratio is less than 4:1, 1.5% per annum or (b) with respect to any Eurodollar Loan, (i) if the Debt to EBITDA Ratio is equal to or greater than 4:1, 3.00% per annum or (ii) if the Debt to EBITDA Ratio is less than 4:1, 2.5% per annum. The Applicable Margin shall be adjusted by Administrative Agent on a quarterly basis based upon the financial statements required to be delivered by Borrower pursuant to Sections 5.01(a) and (b) hereof five (5) Business Days after receipt by Administrative Agent of each such financial statement; provided, however, if any such financial statement has not been delivered by Borrower within the time provided in Sections 5.01(a) or (b), as applicable, then the higher rate set forth above shall apply until the fifth (5th) Business Day after such financial statements are actually received by Administrative Agent. The parties acknowledge and agree that, as of the date hereof, the Applicable Margin shall be 3.00% per annum until such time as the Applicable Margin is adjusted pursuant to this definition based on Borrower’s financial statements for the quarter ending December 31, 2012.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Appraisal” means, with respect to any Property or Mortgaged Property Lease, a “Member of the Appraisal Institute” appraisal commissioned by and addressed to the Administrative Agent (reasonably acceptable to the Administrative Agent as to form, substance and appraisal date), prepared by a professional appraiser reasonably acceptable to the Administrative Agent, having at least the minimum qualifications required under applicable law governing the Administrative Agent and the Lenders, including without limitation, FIRREA.

“Appraised Value” means, with respect to any Mortgaged Property Lease (other than the White Oak Lease), the “as is” market value of such Mortgaged Property Lease as reflected in the most recent Appraisal of such Mortgaged Property Lease as the same may have been reasonably adjusted downward by the Administrative Agent based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by the Administrative Agent in determining the value of similar real estate properties or leases, which review shall be conducted prior to acceptance of such Appraisal by the Administrative Agent, and further adjusted to account for (a) any Environmental Liability or Remediation costs or expenses reasonably expected to be associated with any Property subject to such Mortgaged Property Lease based upon the Environmental Reports, and (b) any anticipated Tank replacement costs and/or financing or Liens affecting any Tanks, in each case, to the extent not already accounted for in the Appraised Value.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and, so long as no Default or Event of Default shall have occurred and is then continuing, the Borrower.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Getty Realty Corp., a Maryland corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) the Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Cap Rate” means nine percent (9%).

“CapEx Reserve” means a capital expenditure reserve equal to $10,000 for each Property that is subject to both (a) a License Agreement and (b) an Interim Supply Agreement.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralization” shall have the meaning set forth in Section 2.06(j). “Cash Collateralize” and “Cash Collateral” shall have meanings correlative to the foregoing and, in the case of Cash Collateral, shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means short-term investments in liquid accounts, such as money-market funds, bankers acceptances, certificates of deposit and commercial paper.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower or by a majority of any nominating committee appointed by such board of directors for the purpose of nominating directors for election to such board nor (ii) appointed by directors so nominated nor (iii) directors on February 25, 2013.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning set forth in Section 2.04.

“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the Intercreditor Agreement.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and Term Loans and to acquire participations in Letters of Credit or Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure and Term Loan Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or (c) increased pursuant to Section 2.01(c). The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $175,000,000.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt to EBITDA Ratio” means, as of any date of determination, the ratio of Aggregate Debt to EBITDA, as of the end of the most recently ended fiscal quarter.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.20(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including with respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law applicable to such Lender, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be made by the Administrative Agent acting reasonably and in good faith, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(d)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank and each Lender.

“Deposit Account” means any deposit account subject to a Deposit Account Control Agreement.

“Deposit Account Control Agreement” means a Blocked Account Control Agreement, among Borrower, Administrative Agent and JPMorgan Chase Bank, N.A. (or another Lender), as deposit bank, substantially in the form of Exhibit J attached hereto.

“EBITDA” means (x) the consolidated net income of Borrower for the most recently ended fiscal quarter, after deduction for environmental expenses (without duplication) and adjusted for straight-line rents and net amortization of above-market and below-market leases, and deferred financing leases, plus income taxes, interest expense, depreciation, amortization and calculated exclusive of (i) gains or losses on sales of operating real estate and marketable securities incurred during such fiscal quarter, (ii) other extraordinary items incurred during such fiscal quarter, (iii) one-time cash charges incurred during such fiscal quarter with respect to (x) the original closing of the Loans and under the Prudential Note Documents during the fiscal quarter that includes the Effective Date or (y) continued compliance by Borrower with the terms and conditions of the Loan Documents and Prudential Note Documents, including, without limitation, legal fees, (iv) non-cash impairments taken in accordance with GAAP during such fiscal quarter, all determined in accordance with GAAP and (v) any rent or other revenue that has been earned by Borrower or its Subsidiaries during such fiscal quarter but not yet actually paid to the Borrower or its Subsidiaries, unless otherwise set off from net income, multiplied by (y) four (4). EBITDA will be calculated on a pro forma basis to take into account the impact of any Property acquisitions and/or dispositions made by the Borrower or its Subsidiaries during the most recently ended fiscal quarter, as well as any long-term leases signed during such fiscal quarter, as if such acquisitions, dispositions and/or lease signings occurred on the first day of such fiscal quarter.

“EBITDAR” means for any Person, the sum of (x) EBITDA plus (y) (i) rent expenses exclusive of non-cash rental expense adjustments for the most recently ended fiscal quarter, (ii) multiplied by four (4).

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated as of the date hereof, made by Borrower and the Guarantors in favor of Collateral Agent, substantially in the form of Exhibit H attached hereto.

“Environmental Laws” has the meaning set forth in the Environmental Indemnity.

“Environmental Liability” has the meaning set forth in the Environmental Indemnity.

“Environmental Reports” has the meaning set forth in the Environmental Indemnity.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equity Pledge” means that certain Pledge and Security Agreement, dated as of the date hereof, made by Borrower and each of the Guarantors in favor of Collateral Agent, substantially in the form of Exhibit I attached hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Loans” means Loans, the rate of interest applicable to which is based upon the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or by another jurisdiction as a result of a present or former connection between the Administrative Agent or any Lender and such other jurisdiction, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Fixed Charge Coverage” means, as of the date of determination, the ratio of (a) EBITDAR (less any cash environmental remediation payments during the preceding twelve (12) months (net of any amounts received from any available State environmental funds and net of any non-cash environmental accretion expense) and the required CapEx Reserves) as of the end of the most recently ended fiscal quarter, to (b) the sum of all interest incurred (accrued, paid or capitalized and determined based upon the actual interest rate) plus regularly scheduled principal payments paid with respect to Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness), plus rent expenses (exclusive of non-cash rental expense adjustments), dividends on preferred stock or minority interest distributions, with respect to this clause (b), all calculated with respect to the most recently ended fiscal quarter and multiplied by four (4), and, with respect to both clauses (a) and (b), all determined on a consolidated basis in accordance with GAAP.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Assignment” means that certain General Assignment and Security Agreement, dated as of the date hereof, among Borrower, each of the Guarantors and Administrative Agent, substantially in the form of Exhibit K attached hereto.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Ground Leases” means those certain leases more particularly described on Schedule 3.05(e).

“Guarantor” at any particular time, each Subsidiary that is a party to the Subsidiary Guarantee at such time.

“Hazardous Substances” has the meaning set forth in the Environmental Indemnity.

“Increased Commitment Date” has the meaning assigned to such term in Section 2.01(c).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to unfunded deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) net obligations arising under Swap Agreements (to the extent required to be reflected on the balance sheet of such Person in accordance with GAAP), exclusive, however, of all accounts payable, accrued interest and expenses, prepaid rents, security deposits and dividends and distributions declared but not yet paid. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall not include any Intracompany Indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Intercreditor Agreement” means that certain Intercreditor and Collateral Agency Agreement, dated as of the date hereof, among Administrative Agent, the Lenders, Borrower, the Guarantors and the Noteholders party thereto.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months or two-weeks (unless any Lender has previously advised the Administrative Agent and the Borrower in writing that it is unable to enter into Eurodollar rate contracts with an interest period of two-weeks) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period that would otherwise end after the Maturity Date, shall end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Supply Agreement” means that certain Transitional Supply and Support Services Agreement dated as of April 26, 2012, among Borrower and Global Montello Group Corp., and all amendments, modifications and supplements thereto.

“Intracompany Indebtedness” means any indebtedness whose obligor and obligee are Borrower and/or any Subsidiary of Borrower.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder” means a joinder agreement executed by a Subsidiary and accepted by the Administrative Agent, in the form of Exhibit G attached hereto.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Revolving Loan Applicable Percentage of the total LC Exposure at such time.

“Lease” means any lease, sublease and/or occupancy agreements under which Borrower or any Subsidiary of Borrower is the landlord (or sub-landlord) or lessor (or sub-lessor) affecting any Property or any part thereof now or hereafter executed and all amendments, modifications or supplements thereto.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“License Agreements” means any license agreements under which Borrower or any Subsidiary of Borrower is the licensor (or sub-licensor) affecting any Property or any part thereof now or hereafter executed and all amendments, modifications or supplements thereto.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset other than Permitted Encumbrances, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, the Notes, the Subsidiary Guarantee, the Parent Guaranty, the Mortgages, the Equity Pledge, the Environmental Indemnity, the General Assignment, the Deposit Account Control Agreements and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

“Loan Parties” means, collectively, the Borrower and the Guarantors; “Loan Party” means the Borrower or any Guarantor.

“Loan-to-Value Ratio” means, as of any date of determination, the ratio expressed as a percentage of (a) the sum of the (x) aggregate Total Credit Exposure of all Lenders and, to the extent required to be reflected on the balance sheet of such Person in accordance with GAAP, any obligations with respect to any Swap Agreements entered into in connection therewith (marked-to-market as of the last day of the most recently ended fiscal quarter), (y) then outstanding principal amount due under the Prudential Note Documents and, to the extent required to be reflected on the balance sheet of such Person in accordance with GAAP, any obligations with respect to any Swap Agreements entered into in connection therewith (marked-to-market as of the last day of the most recently ended fiscal quarter), and (z) net environmental liability outstanding as of the last day of the most recently ended fiscal quarter as shown on the financial statements of the Borrower for such fiscal quarter to (b) the sum of (i) the aggregate Appraised Value of the Mortgaged Property Leases (other than the White Oak Lease), and (ii) the Net Operating Income of the Additional Leases and the White Oak Lease divided by the Cap Rate; provided, however, the value attributable to the White Oak Lease under clause (ii) (that is, the Net Operating Income with respect to the White Oak Lease divided by the Cap Rate) shall be adjusted to account for (a) any Environmental Liability or Remediation costs or expenses reasonably expected to be associated with any Property subject to the White Oak Lease based upon the Environmental Reports, and (b) any anticipated Tank replacement costs and/or financing or Liens affecting any Tanks associated with any Property subject to the White Oak Lease.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Lukoil Dispute” means the dispute described on Schedule 1.01 attached hereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole or (b) the rights of or benefits available to the Lenders under this Agreement.

“Material Environmental Issue” means events or circumstances with respect to any Restricted Property which, based upon Environmental Reports or other information available to Administrative Agent and the Lenders, could reasonably be expected to result in Environmental Liability or Remediation costs in excess of (A) if with respect to a Mortgaged Property, the lesser of (x) $250,000 and (y) 50% of the then Appraised Value of such Restricted Property or (B) if with respect to an Additional Leased Property, $250,000.

“Maturity Date” means August 25, 2015, as the same may be extended pursuant to Section 2.21 hereof.

“Mortgaged Properties” means those properties identified on Schedule 3.05(c)(1) attached hereto.

“Mortgaged Property Leases” means those Leases identified on Schedule 3.05(d)(1) attached hereto.

“Mortgages” means, collectively, each of the mortgages and/or deeds of trust executed by Borrower or the Guarantors on the date hereof with respect to the Mortgaged Properties.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or any Prudential Note Documents) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“Net Operating Income” means the net operating income for the most recently ended fiscal quarter derived by Borrower and its Subsidiaries from the Additional Leases, calculated in the same manner as the calculations of Net Operating Income previously provided to Administrative Agent or such other manner as may be reasonably approved by Administrative Agent, multiplied by four (4). Net Operating Income will be calculated on a pro forma basis to take into account the impact of any Property acquisitions and/or dispositions made by the Borrower or its Subsidiaries since the first day of the most recently ended fiscal quarter to the date of determination, as well as any long-term leases signed during such period, as if such acquisitions, dispositions and/or lease signings occurred on the first day of such fiscal quarter.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Material Guarantor” means any Guarantor which (i) does not own all or any portion of any Restricted Property and (ii) has less than $1,000,000 in assets, as reflected on the most recent financial statements delivered pursuant to Section 5.01(a) or (b) hereof.

“Noteholders” means the Noteholders under the Prudential Note Documents.

“Notes” means the Revolving Notes, the Term Notes and the Swingline Note.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Parent Guaranty” means that certain Guaranty, dated as of the date hereof, made by Borrower in favor of Administrative Agent, substantially in the form of Exhibit N attached hereto.

“Participant” has the meaning set forth in Section 9.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or to secure liabilities to other insurance carrier;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, purchase contracts, construction contracts, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) other than with respect to Restricted Properties, judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within 90 days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount); provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, (iii) such Lien after giving effect to Indebtedness secured thereby, does not give rise to an Event of Default and (iv) with respect to the Restricted Properties, such Liens have been created by a Restricted Property Tenant or sublessee of such Restricted Property Tenant in accordance with the terms of the applicable Lease or sublease;

(h) (x) Liens and judgments which have been or will be bonded (and the Lien on any cash or securities serving as security for such bond) or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against Borrower or any Subsidiary, or (y) Liens which are being contested in good faith by appropriate proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings and as to which the subject asset is not at risk of forfeiture;

(i) Liens granted to Collateral Agent as security for the repayment of amounts due under the Loan Documents and the Prudential Note Documents;

(j) Leases that are not capital leases; and

(k) Liens or other encumbrances of Tenants of Borrower provided same are in compliance with the terms of all Leases with respect thereto or, if not in compliance, Borrower is enforcing its rights thereunder and diligently pursuing the release of such Liens in a commercially reasonable manner.

“Permitted Investments” means:

(a) owning, leasing and operating gasoline station or convenience store properties, and related petroleum distribution terminals, and other retail real property and other related business activities, including the creation or acquisition of any interest in any Subsidiary (or entity that following such creation or acquisition would be a Subsidiary), for the purpose of owning, leasing and operating gasoline station or convenience store properties, and related petroleum distribution terminals, and other retail real property, and other related business activities; and

(b) providing purchase money mortgages or other financing to Persons in connection with the sale of a Property.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prior Credit Agreement” has the meaning set forth in the definition of “Prior Facility.”

“Prior Facility” The credit facility evidenced by that certain Amended and Restated Credit Agreement, dated as of March 7, 2012 (as amended, the “Prior Credit Agreement”), among the lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Prior Lenders” has the meaning set forth in the definition of “Prior Facility.”

“Property” means the real property owned by the Borrower and/or any of its Subsidiaries, or in which the Borrower or any of its Subsidiaries has a leasehold interest.

“Property Sale” has the meaning assigned to such term in Section 2.04(b).

“Protective Advance” means all sums expended as determined by the Administrative Agent to be necessary or appropriate after the Borrower fails to do so when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Restricted Properties and the Mortgages and other Loan Documents; (b) during the continuance of an Event of Default, to prevent the value of any

Restricted Property from being materially diminished; or (c) during the continuance of a Default, to protect any of the Restricted Properties from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in connection therewith in accordance with Section 8.02(e).

“Prudential Note Documents” means, collectively, the Note Purchase Agreement and all other Note Documents, as such terms are defined in the Intercreditor Agreement.

“Qualified Institution” means one or more banks, finance companies, insurance or other financial institutions which (A) has (or, in the case of a bank or other financial institution which is a subsidiary, such bank’s or financial institution’s parent has) a rating of its senior unsecured debt obligations of not less than Baa1 by Moody’s or a comparable rating by a rating agency acceptable to Administrative Agent or (B) has total assets in excess of One Billion Dollars ($1,000,000,000).

“Qualified Real Estate Assets” means any gasoline station, convenience store, or petroleum distribution terminal related thereto, or other retail real property that is (a) wholly-owned by Borrower or one of its Subsidiaries; (b) is not subject to any liens other than Permitted Encumbrances or to any agreement that prohibits the creation of any lien thereon as security for indebtedness of the Borrower and the Guarantors, (c) is not subject to any agreement, including the organizational documents of the owner of the asset, which limits, in any way, the ability of the Borrower or such Guarantor to create any lien thereon as security for indebtedness, (d) is free from material structural defects and material title defects and (e) except for as set forth on Schedule 7.01, is free from any material environmental condition that impairs, in any material respect, the operation and use of such premises for its intended purpose.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Released Parties” shall have the meaning set forth in Section 9.15.

“Releasing Parties” shall have the meaning set forth in Section 9.15.

“Remediation” has the meaning set forth in the Environmental Indemnity.

“Rent Roll” shall mean the rent roll attached hereto as Schedule 3.05(d)(3) with respect to each Restricted Property Lease.

“Required Lenders” means, at any time, at least two (2) Lenders having, in the aggregate, Revolving Credit Exposures, Term Loan Exposures and Unused Commitments representing at least 51% of the sum of the aggregate Total Credit Exposures and Unused Commitments of all Lenders at such time; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Lenders’ Applicable Percentages shall be redetermined, for voting purposes only, to exclude the Applicable Percentages of such Defaulting Lenders.

“Restricted Payment” has the meaning set forth in Section 6.05 hereof.

“Restricted Properties” means, collectively, the Mortgaged Properties and the Additional Leased Properties.

“Restricted Property Leases” means collectively, the Additional Leases, the Mortgaged Property Leases and any other Lease affecting any Restricted Property or any part thereof now or hereafter executed and all amendments, modifications and supplements thereto.

“Restricted Property Tenants” means the Tenants under the Restricted Property Leases.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

“Revolving Loan Applicable Percentage” means, with respect to any Lender, the percentage of the total Revolving Loan Commitments represented by such Lender’s Revolving Loan Commitment. If the Revolving Loan Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Loan Commitments most recently in effect, giving effect to any assignments.

“Revolving Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Loan Commitments is $150,000,000.00. The Revolving Loan Commitments may be increased pursuant to Section 2.01(c) hereof.

“Revolving Notes” means the Revolving Notes to be executed and delivered by the Borrower in favor of the Lenders, substantially in the form of Exhibit D-1, as each of the same may be amended, restated, supplemented or otherwise modified, from time to time.

“SEC” means the Securities and Exchange Commission.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantee” means the Guarantee to be executed and delivered by each Subsidiary in accordance with the terms of this Agreement, substantially in the form of Exhibit C.

“Super-Majority of the Lenders” means, at any time, Lenders having Revolving Credit Exposures, Term Loan Exposures and Unused Commitments representing at least 75% of the sum of the aggregate Total Credit Exposures and Unused Commitments of all Lenders at such time; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Lenders’ Applicable Percentages shall be redetermined, for voting purposes only, to exclude the Applicable Percentages of such Defaulting Lenders.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Revolving Loan Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swingline Note” means the Swingline Note, to be executed and delivered by the Borrower in favor of the Swingline Lender, substantially in the form of Exhibit D-2, as same may be amended, restated, supplemented or otherwise modified, from time to time.

“Tangible Net Worth” means, the sum of the shareholders’ equity of the Borrower and its Subsidiaries minus goodwill, trademarks, tradenames, licenses and other intangible assets (as shown on the balance sheet of the Borrower), as determined on a consolidated basis in accordance with GAAP.

“Tanks” has the meaning set forth in the Environmental Indemnity.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“TD Loan” means the loan in the amount of $21,900,000 evidenced by the TD Loan Documents.

“TD Loan Documents” means that certain Loan Agreement, dated September 15, 2009, among Borrower, certain of Subsidiaries and TD Bank, N.A., as amended by that certain Amendment to Loan Agreement, dated as of March 9, 2012, together with each other document and/or instrument executed and delivered in connection therewith.

“Tenant” means any tenant, lessee, licensee or occupant under a Lease.

“Term Loan” means a Loan made pursuant to Section 2.01.

“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Term Loan Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Term Loan Commitments is $25,000,000.00.

“Term Loan Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Term Loans at such time.

“Term Notes” means the Term Notes to be executed and delivered by the Borrower in favor of the Lenders, substantially in the form of Exhibit D-3, as each of the same may be amended, restated, supplemented or otherwise modified, from time to time.

“Total Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the issuance of Letters of Credit hereunder and the guaranties by the Guarantors of the Indebtedness owing to the Administrative Agent and the Lenders hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unused Commitment” means, with respect to any Lender at any time, an amount equal to the remainder of (a) such Lender’s Revolving Commitment at such time, less (b) the sum of the aggregate principal amount of all Revolving Credit Loans of such Lender then outstanding and such Lender’s Applicable Percent of the total LC Exposure at such time.

“Unused Fee Rate” means (x) if the Debt to EBITDA Ratio is equal to or greater than 4:1, 0.4% per annum or (y) if the Debt to EBITDA Ratio is less than 4:1, 0.3% per annum.

“White Oak Lease” means that certain Unitary Net Lease Agreement, dated September 25, 2009, between GTY MD Leasing, Inc., as landlord, and White Oak Petroleum LLC, as tenant, as amended, and as may be further amended in accordance with the terms hereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or a “Term Loan”) or by Type (e.g., a “Eurodollar Loan” or an “ABR Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Term Borrowing”) or by Type (e.g., a “Eurodollar Borrowing” or “ABR Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns,

(c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof,

(d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II.

The Credits

Section 2.01 Commitments.

(a) Term Loans. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Term Loans to the Borrower on the date hereof in an amount equal such Lender’s Term Loan Commitment. In no event shall Borrower be entitled to reborrow all or any portion of the Term Loans that have been repaid or prepaid.

(b) Revolving Loans. Subject to the terms and conditions set forth herein, including clause (c) below, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in:

(i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment after taking into account any Swingline Loans to be repaid and any LC Disbursement to be reimbursed with the proceeds of such Revolving Loan;

(ii) the aggregate Revolving Credit Exposure of all Lenders exceeding the aggregate Revolving Loan Commitments of all Lenders, after taking into account any Swingline Loans to be repaid and any LC Disbursement to be reimbursed with the proceeds of such Revolving Loan;

(iii) such Lender’s Total Credit Exposure exceeding such Lender’s total Commitment after taking into account any Swingline Loans to be repaid and any LC Disbursement to be reimbursed with the proceeds of any Revolving Loan;

(iv) the aggregate Total Credit Exposure of all Lenders exceeding the aggregate Commitments of all Lenders, after taking into account any Swingline Loans to be repaid and any LC Disbursement to be reimbursed with the proceeds of any Revolving Loan; or

(v) the Loan-to-Value Ratio exceeding 50%.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(c) Additional Available Loans. At any time following the date hereof, Borrower may request to increase the amount of the Revolving Loan Commitments by an amount of up to $50,000,000. Any such additional Commitments may be obtained from existing Lenders or other prospective lenders identified by Borrower and approved by the Administrative Agent and the Issuing Bank (but without the consent of any other Lender), which approval shall not be unreasonably withheld. The Loans made available pursuant to such increased Commitment (the “Additional Available Loans”) shall be evidenced by one or more Revolving Notes made by Borrower in favor of the Lenders providing the Additional Available Loans, and any such increased Commitment shall be in an amount at least equal to $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Any such Lenders, if not already a party to this Agreement, shall be required to execute a Joinder Agreement, substantially in the form of Exhibit O, agreeing to be bound by the terms and conditions of this Agreement. Upon the effectiveness of any such agreement and its acceptance by the Administrative Agent (the date of any such effectiveness and acceptance, an “Increased Commitment Date”), this Agreement (including Schedule 2.01) shall be deemed amended to the extent, but only to the extent, necessary to reflect, as applicable, the Additional Available Loans and the increased Commitments.

In connection with any such request, Borrower agrees to (i) execute and deliver all documents, if any, reasonably necessary to ensure that the Collateral secures the Additional Available Loans in addition to the Loans existing on the date hereof and (ii) pay any and all reasonable out-of-pocket costs of Administrative Agent in connection with evidencing the Additional Available Loans and ensuring that the Collateral secures the Additional Available Loans in addition to the Loans existing on the date hereof, including, without limitation, the recording of amended and restated or supplemental mortgages and assignments of leases and rents.

Any requested increase in the aggregate amount of the Lenders’ Commitments pursuant to Section 2.01(c) shall not be effective unless:

(i) no Default or Event of Default shall have occurred and be continuing as of the Increased Commitment Date; and

(ii) the representations and warranties of the Borrower in Article III hereof and of the Guarantors in the Subsidiary Guaranty shall be true and correct on and as of the Increased Commitment Date with the same effect as if made on and as of the Increased Commitment Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

Effective on each Increased Commitment Date, after giving effect to the increase in the Commitments effective thereon, (i) the amount of each Lender’s risk participation in all outstanding Letters of Credit shall be deemed to be automatically increased or decreased, as applicable, to reflect any changes in such Lender’s Revolving Loan Applicable Percentage and (ii) the amount of the Revolving Loans then outstanding and held by each Lender shall be adjusted to reflect any changes in such Lender’s Revolving Loan Applicable Percentage as of the applicable Adjustment Date. Each Lender having Revolving Loans then outstanding and whose Revolving Loan Applicable Percentage has been decreased as a result of the increase in the total Commitments shall be deemed to have assigned, without recourse, such portion of such Revolving Loans as shall be necessary to effectuate such adjustment on the applicable Adjustment Date. Each Lender providing Additional Available Loans shall (x) be deemed to have assumed such portion of such Revolving Loans and (y) fund on the applicable Adjustment Date such assumed amounts to the Administrative Agent for the account of the assigning Lender in accordance with the provisions hereof. The “Adjustment Date” shall mean, in the case of any ABR Loans, five (5) Business Days after the Increased Commitment Date or, in the case of any Eurodollar Loans, the end of the then current Interest Period with respect thereto.

The Administrative Agent shall promptly notify the Lenders and the Borrower of any increase in the total Commitments under this Section 2.01(c) and of each Lender’s Revolving Loan Applicable Percentage after giving effect to any such increase.

Section 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total

Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $200,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form attached hereto as Exhibit E and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Collateral.

(a) The repayment of the Loans (and all other amounts due under the Loan Documents, including, without limitation, any Additional Interest) shall be secured by the following (collectively, the “Collateral”):

(i) a first priority Lien on all Mortgaged Properties and any and all leases and rents related thereto, pursuant to the Mortgages;

(ii) a first priority Lien on all Equity Interests owned by Borrower and/or each Guarantor in any Subsidiary thereof pursuant to the Equity Pledge;

(iii) [reserved];

(iv) a first priority Lien on the Deposit Accounts pursuant to the Deposit Account Control Agreements;

(v) a first priority Lien in all personal property collateral described in the General Assignment; and

(vi) a first priority Lien on the accounts referenced in Section 5.10 hereof.

(b) From time to time the Borrower may request, upon not less than thirty (30) days prior written notice to the Administrative Agent or such shorter period as may be acceptable to the Administrative Agent, that Administrative Agent consent to the sale of any Additional Leased Property, and Administrative Agent shall grant its consent to such sale (a “Property Sale”) provided that the following conditions are satisfied as of the date of such Property Sale:

(i) The Property Sale is to a bona-fide third party and the proceeds from such sale are disbursed as follows:

(A) if any Revolving Loans are outstanding, the proceeds shall either be: (x) used to prepay a portion of such Revolving Loans (provided that, in connection with such prepayment, there is no corresponding permanent reduction of the Revolving Loan Commitments) and, in the circumstances described in the first parenthetical expression in Section 2.04(b)(ii) below, together with the principal amount owing under the Prudential Note Documents in accordance with the terms of Section 11(b) of the Intercreditor Agreement; (y) deposited into restricted 1031 exchange account (provided that (A) Borrower or its applicable Subsidiary, Collateral Agent and the 1031 exchange intermediary at which such 1031 exchange account has been established have entered into a Qualified Exchange Trust Agreement in the form of Exhibit M attached hereto with respect to the funds in such 1031 exchange account, and (B) any funds to be released to Borrower or its Subsidiaries from any such 1031 exchange account shall be applied in accordance with this Section 2.04(b)(i)); and/or (z) if Borrower intends to repay Revolving Loans and, in connection therewith, permanently reduce the amount of Revolving Loan Commitments available hereunder, delivered to Collateral Agent to be used to repay a portion of such Revolving Loans and the principal amount owing under the Prudential Note Documents in accordance with the terms of Section 11(b) of the Intercreditor Agreement; and/or

(B) if no Revolving Loans are outstanding (after the application of any proceeds pursuant to clause (A) above), the proceeds shall either be: (x) deposited into restricted 1031 exchange account (provided that (A) Borrower or its applicable Subsidiary, Collateral Agent and the 1031 exchange intermediary at which such 1031 exchange account has been established have entered into a Qualified Exchange Trust Agreement in the form of Exhibit M attached hereto with respect to the funds in such 1031 exchange account, and (B) any funds to be released to Borrower or its Subsidiaries from any such 1031 exchange account shall be applied in accordance with this Section 2.04(b)(i)); (y) delivered to Collateral Agent to be used to prepay a portion of the Term Loans and the principal amount owing under the Prudential Note Documents in accordance with the terms of Section 11(b) of the Intercreditor Agreement; and/or (z) deposited in one of the Deposit Accounts as provided in Section 5.11 hereof.

(ii) No Default or Event of Default exists (unless such Default or Event of Default would be cured as a result of such release and/or the application of the proceeds from such sale; provided however, in such event, the proceeds must be applied in accordance with the terms of Section 11(b) of the Intercreditor Agreement) or will exist immediately after giving effect to such Property Sale (and after taking into account any additional Restricted Property Leases entered into in accordance with Section 6.12 hereof that occurs substantially contemporaneously with such Property Sale) and any adjustment to the Net Operating Income by reason of such Property Sale and/or additional Restricted Property Lease, if any;

(iii) The Net Operating Income (divided by the Cap Rate) ascribed to the Additional Leased Property being sold, together with the portion of the Net Operating Income (divided by the Cap Rate) ascribed to any prior Property Sales made in accordance herewith (as determined as of the date of such prior Property Sales), shall not exceed 10% of the aggregate value of the components of clause (b) of the definition of Loan-to-Value ratio as of the date of determination;

(iv) Borrower shall have delivered to the Administrative Agent a certificate demonstrating that Borrower shall remain in compliance with financial covenants of Section 6.01(a) after giving effect to such request and any prepayment to be made in connection therewith;

(v) Any consent to such Property Sale required under the Prudential Note Documents shall have been obtained by Borrower; and

(vi) Borrower shall have delivered to the Administrative Agent all documents and instruments reasonably requested by the Administrative Agent in connection with such Property Sale.

At the time of any such Property Sale, the Additional Leased Property shall be released as an Additional Leased Property hereunder and under the Prudential Note Documents and the Collateral Agent shall executed and deliver, and the Lenders hereby authorize and direct the Collateral Agent to execute and deliver, any documents or instruments reasonably requested by Borrower in connection with such release.

Section 2.05 Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender, in its discretion, may agree to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in:

(i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000; or

(ii) the aggregate Revolving Credit Exposure of all Lenders exceeding the aggregate Revolving Loan Commitments of all Lenders, after taking into account any LC Disbursement to be reimbursed with the proceeds of such Swingline Loan; or

(iii) the aggregate Total Credit Exposure of all Lenders exceeding the aggregate Commitments of all Lenders, after taking into account any LC Disbursement to be reimbursed with the proceeds of any Revolving Loan.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Revolving Loan Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Revolving Loan Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) The Swingline Loans made by the Swingline Lender shall be evidenced by the Swingline Note, appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of the Swingline Lender in a principal amount equal to the Swingline Commitment.

Section 2.06 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

It is hereby acknowledged and agreed by Borrower, Administrative Agent and the Lenders that, on the Effective Date, the letters of credit previously issued by JPMorgan Chase Bank, N.A. and more particularly described on Schedule 2.06 hereto shall be deemed to be Letters of Credit hereunder.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $10,000,000, (ii) the aggregate Revolving Credit Exposure of all Lenders shall not exceed the aggregate Revolving Commitments of all Lenders and (iii) the aggregate Total Credit Exposure of all Lenders shall not exceed the aggregate Commitments of all Lenders.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) twelve (12) months after the Maturity Date; provided, however, any Letter of Credit expiring after the Maturity Date shall be Cash Collateralized in accordance with and at the time provided in clause (j) of this Section.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Loan Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Revolving Loan Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than (i) 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, (ii) if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, if such LC Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder, in each case other than to the extent of the fraud, gross negligence or willful misconduct of the Issuing Bank. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or that are caused by the Issuing Bank’s grossly negligent or willful failure to pay under any Letter of Credit after the presentation to it of a sight draft and certificates strictly in compliance with the terms and conditions of the Letter of Credit. The parties hereto expressly agree that, in the absence of fraud, gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (i) a Letter of Credit is scheduled to expire after the Maturity Date, whether by its original terms or by an extension or renewal thereof, or (ii) any Event of Default shall occur and be continuing, then on (y) in the case of clause (i) hereof, the date that is thirty (30) days prior to the Maturity Date or (z) in the case of clause (ii) hereof, the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon (hereinafter referred to as a “Cash Collateralization”); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

Section 2.07 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at

(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or

(ii) in the case of the Borrower, the interest rate otherwise applicable to such Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Nothing contained in this Section 2.07 shall be deemed to reduce the Commitment of any Lender or in any way affect the rights of Borrower with respect to any Defaulting Lender or Administrative Agent. The failure of any Lender to make available to the Administrative Agent such Lender’s share of any Borrowing in accordance herewith shall not relieve any other Lender of its obligations to fund its Commitment, in accordance with the provisions hereof.

Section 2.08 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form attached as Exhibit E and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09 Termination and Reduction of Commitments.

(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (i) the aggregate Revolving Credit Exposure of all Lenders would exceed the aggregate Revolving Commitments of all Lenders or (ii) the aggregate Total Credit Exposure of all Lenders would exceed the aggregate Commitments of all Lenders.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.10 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to:

(i) to any Lender providing a Swap Agreement, all amounts payable to such Lender in accordance with such Swap Agreement;

(ii) the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Loan on the Maturity Date; and

(iii) the Swingline Lender, the then unpaid principal amount of each Swingline Loan on or before the fifth (5th) Business Day after such Swingline Loan is made; and

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record:

(i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto,

(ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and

(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein.

Section 2.11 Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder;

(i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment,

(ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment, or

(iii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the date of prepayment.

Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in the minimum amount of $1,000,000, in the case of repayment of a Eurodollar Borrowing, and $500,000, in the case of repayment of an ABR Borrowing that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(c) Following any casualty to or condemnation of any of the Restricted Properties or any portion thereof, in the event there are any insurance proceeds or condemnation awards remaining after the application of such insurance proceeds or condemnation awards in accordance with the applicable Restricted Property Lease that are not required to be paid to the Tenant under such Restricted Property Lease, all such remaining insurance proceeds or condemnation awards that are not applied to the repair or restoration of such Properties in accordance with the Loan Documents shall be either: (A) used to prepay a portion of the Revolving Loans (provided that, in connection with such prepayment, there is no corresponding permanent reduction of the Revolving Loan Commitments), (B) deposited into one of the Deposit Accounts as provided in Section 5.11 hereof, and/or (C) delivered to Collateral Agent to be used to prepay a portion of the Term Loans (or the Revolving Loans if, in connection with such prepayment, there is a permanent reduction of the Revolving Loan Commitments) and the principal amount owing under the Prudential Note Documents in accordance with the terms of Section 11(b) of the Intercreditor Agreement;

(d) In the event Borrower or any of its Subsidiaries receives (x) proceeds from the issuance of any additional Equity Interests (to the extent same is approved by Administrative Agent or otherwise permitted pursuant to the terms hereof), or (y) any payment as result of any judgment or settlement with respect to litigation involving Borrower or any its Subsidiaries (including, without limitation, the Lukoil Dispute), all such amounts shall be either: (A) used to prepay a portion of the Revolving Loans (provided that, in connection with such prepayment, there is no corresponding permanent reduction of the Revolving Loan Commitments), (B) deposited into one of the Deposit Accounts as provided in Section 5.11 hereof, and/or (C) delivered to Collateral Agent to be used to prepay a portion of the Term Loans (or the Revolving Loans if, in connection with such prepayment, there is a permanent reduction of the Revolving Loan Commitments) and the principal amount owing under the Prudential Note Documents in accordance with the terms of Section 11(b) of the Intercreditor Agreement.

(e) Other than with respect to (i) non-recourse Indebtedness assumed or incurred by Borrower or any of its Subsidiaries in connection with an acquisition of a Property or Properties and (ii) non-recourse mortgage Indebtedness secured by Properties other than the Restricted Properties, in the aggregate, not in excess of 10% of Borrower’s Tangible Net Worth, in the event Borrower or any of its Subsidiaries receives proceeds from the incurrence of additional Indebtedness (to the extent same is approved by Administrative Agent or otherwise permitted pursuant to the terms hereof), all such amounts shall be either: (A) used to prepay a portion of the Revolving Loans (provided that, in connection with such prepayment, there is no corresponding permanent reduction of the Revolving Loan Commitments), (B) deposited into one of the Deposit Accounts as provided in Section 5.11 hereof, and/or (C) delivered to Collateral Agent to be used to prepay a portion of the Term Loans (or the Revolving Loans if, in connection with such prepayment, there is a permanent reduction of the Revolving Loan Commitments) and the principal amount owing under the Prudential Note Documents in accordance with the terms of Section 11(b) of the Intercreditor Agreement.

Section 2.12 Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused fee, which shall accrue at the Unused Fee Rate on the average daily Unused Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued Unused Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Unused Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Unused Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay

(i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and

(ii) to the Issuing Bank a fronting fee, which shall accrue at the rate 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as, without duplication, the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of the unused fee and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest.

(a) The Loans comprising each ABR Borrowing and each Swingline Loan shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to:

(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section; or

(ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon the Maturity Date; provided that:

(i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand;

(ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment; and

(iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that such Lenders are unable to match funds in the London interbank market and that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist:

(i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective; and

(ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of:

(a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default);

(b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto;

(c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith); or

(d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19,

then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Without duplication, in the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include, an amount determined by such Lender to be the excess, if any, of:

(i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan); over

(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

Section 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made;

(ii) the Borrower shall make such deductions; and

(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, provided, that, as to penalties, interest or expenses relating to Indemnified Taxes or Other Taxes, the Administrative Agent or such Lender has provided reasonably prompt notice to Borrower after any officer of the Administrative Agent or such Lender who is actively involved in the administration or enforcement of the Loans first becomes aware of such Indemnified Taxes or Other Taxes, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f) If the Administrative Agent or a Lender determines, in its reasonable good faith discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority to the extent imposed due to any act or failure to act on the part of the Borrower) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.18(d), 8.02(e) or 9.03(c) or shall otherwise be a Defaulting Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment:

(i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future; and

(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); and

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.20 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be held in an interest bearing deposit account and released in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans under this Agreement and (y) Cash Collateralize future funding obligations of such Defaulting Lender of participations in future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or L/C Disbursement in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Disbursements are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.20(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Certain Fees. Such Defaulting Lender:

(i) shall not be entitled to receive any Unused Fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender; and

(ii) shall not be entitled to receive any participation fee with respect to Letters of Credit pursuant to Section 2.12(b) and the Borrower shall (A) except to the extent Borrower has provided Cash Collateral for the Issuing Bank’s L/C Exposure with respect to such Defaulting Lender, be required to pay to the Issuing Bank the amount of such fee allocable to its L/C Exposure with respect to such Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender.

(d) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in the Letters of Credit or Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (determined without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions precedent to the issuance of a Letter of Credit by the Issuing Bank or the making of the Swingline Loan by the Swingline Lender are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Total Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e) Cash Collateral.

(i) If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s LC Exposure in accordance with the procedures set forth in this subsection.

(ii) At any time that there shall exist a Defaulting Lender, within three (3) Business Days following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate LC Exposure with respect to the Defaulting Lender of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

(iii) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the aggregate LC Exposure with respect to the Defaulting Lender of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, the Borrower will, within three (3) Business Days after demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v) Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s LC Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable LC Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (y) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to the preceding subsection (ii), the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(f) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their respective Applicable Percentages (determined without giving effect to the immediately preceding subsection (d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g) New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no LC Exposure above its pro-rata share of Total Credit Exposure after giving effect thereto.

Section 2.21 Extension of Maturity Date. The Borrower shall have the option to extend the Maturity Date for one year to August 25, 2016; provided that (x) no Default or Event of Default exists (including any breach of the financial covenants set forth in Section 6.01) at the time Borrower provides notice of its exercise of the extension option or as of the date that such extension becomes effective, and (y) no Material Adverse Effect has occurred at the time Borrower provides notice of its exercise of the extension option or as of the date that such extension becomes effective. The Borrower may exercise the option granted pursuant to this Section 2.21 by, and such extension shall become effective upon, delivery to the Administrative Agent of (i) written notice of its intention to extend the Maturity Date not more than 90 days, nor less than 30 days, prior to the Maturity Date as in effect prior to exercising this option and (ii) an extension fee of two-tenths of one percent (0.20%) of the Total Commitments, as in effect on the effective date of such extension, to the Administrative Agent for the ratable benefit of the Lenders.

ARTICLE III.

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. Schedule 3.01 is, as of the date hereof, a complete and correct list of all Subsidiaries of the Borrower setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Person, (ii) each Person holding any Equity Interest in such Person, (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Person represented by such Equity Interests. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within the Borrower’s and the Guarantors’ corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions:

(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect;

(b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority;

(c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries; and

(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than those created by the Loan Documents).

Section 3.04 Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal quarter ended September 30, 2012. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Since September 30, 2012, except as disclosed in any public filings prior to the Effective Date or otherwise disclosed to Administrative Agent and the Lenders prior to the Effective Date, there has been no material adverse change in the business, assets, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

Section 3.05 Properties.

(a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except where the failure to have such good title or valid leasehold interest could not reasonably be expected to have a Material Adverse Effect.

(b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, except where the impairment of such ownership or license is not reasonably expected to have a Material Adverse Effect, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Schedule 3.05(c)(1) is, as of the date hereof, a complete and correct listing of all Mortgaged Properties. Schedule 3.05(c)(2) is, as of the date hereof, a complete and correct listing of all Additional Leased Properties. No Restricted Property is subject to any Lien other than Permitted Encumbrances. Each Restricted Property is a Qualified Real Estate Asset.

(d) Schedule 3.05(d)(1) is, as of the date hereof, a complete and correct listing of all Mortgaged Property Leases. Schedule 3.05(d)(2) is, as of the date hereof, a complete and correct listing of all Additional Leases. The information provided on the Rent Roll is true and complete in all material respects. The Borrower represents and warrants to the Administrative Agent and the Lenders with respect to the Restricted Property Leases that: (1) to the Borrower’s knowledge, the Restricted Property Leases are valid and in and full force and effect; (2) the Restricted Property Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Restricted Property Leases delivered to the Administrative Agent are true and complete in all material respects; (4) to Borrower’s knowledge, neither the landlord nor any tenant is in default under any of the Restricted Property Leases; (5) the Borrower has no knowledge of any notice of termination or default with respect to any Restricted Property Lease; (6) neither the Borrower nor any of its Subsidiaries has assigned or pledged any of the Restricted Property Leases, the rents or any interests therein except to the Collateral Agent (on behalf of the Lenders and the Noteholders); (7) except as set forth in the Leases, no tenant or other party has an option to purchase all or any portion of the Property; (8) no Tenant has the unilateral right to terminate any Restricted Property Lease prior to expiration of the stated term of such Restricted Property Lease absent the occurrence of any casualty, condemnation or default by the Borrower or any of its Subsidiaries thereunder; and (9) no Tenant has prepaid more than one month’s rent in advance (except for bona fide security deposits and construction contributions).

(e) Schedule 3.05(e) is, as of the date hereof, a complete and correct listing of all ground leases with respect to any Property subject to the Mortgaged Property Leases. The Borrower represents and warrants to the Administrative Agent and the Lenders with respect to the Ground Leases that: (1) to the Borrower’s knowledge, the Ground Leases are valid and in full force and effect; (2) the Ground Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Ground Leases delivered to the Administrative Agent are true and complete in all material respects; (4) to Borrower’s knowledge, neither the ground lessor nor any ground lessee is in default under any of the Ground Leases; (5) the Borrower has no knowledge of any notice of termination or default with respect to any Ground Lease; (6) the Borrower has not assigned or pledged any of the Ground Leases, the rents or any interests therein except to the Collateral Agent (on behalf of the Lenders and the Noteholders); and (7) no ground lessor has the unilateral right to terminate any Ground Lease prior to expiration of the stated term of such Ground Lease absent the occurrence of any casualty, condemnation or default by the Borrower or any of its Subsidiaries thereunder.

Section 3.06 No Material Litigation. Except for such litigation disclosed by the Borrower in its periodic filings made with the SEC or on Schedule 3.06 prior to the Effective Date, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to this Agreement, any of the other documents or agreements executed and delivered in connection therewith, or any of the transactions contemplated hereby, or which could reasonably be expected to have a Material Adverse Effect.

Section 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.

Section 3.11 Federal Regulations. Neither the making of any Loans nor the use of the proceeds thereof will be used for any purpose which violates or is inconsistent with the provisions of Regulation U of the Board.

Section 3.12 Environmental Matters. Except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or have been previously disclosed by the Borrower in its periodic filings made with the SEC or have been otherwise disclosed by the Borrower to the Lenders:

(a) The Properties do not contain any Hazardous Substances in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws;

(b) The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties;

(c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties that (except for sites in pre-delineation phase) has not been or is not currently the subject of a remedial action work plan the applicable governmental authority, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) Hazardous Substances have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Hazardous Substances been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

(e) Except for such actions previously disclosed by the Borrower in its periodic filings made with the SEC, no judicial proceeding or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the knowledge of the Borrower, will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Properties.

(f) There has been no release or threat of release of Hazardous Substances at or from the Properties, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

Section 3.13 Insurance. Except to the extent that Borrower and its Subsidiaries are relying on the Tenants as to primary coverage in accordance with the terms of the Leases, the Borrower and each Subsidiary maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets, including general and excess liability insurance, fire and all other risks insured against by extended coverage, employee fidelity bond coverage, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

Section 3.14 Condition of Properties. Each of the following representations and warranties is true and correct except to the extent disclosed on Schedule 3.06 or that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) All of the improvements located on the Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof.

(b) No material portion of any of the Properties, nor any improvements located on said Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty.

(c) No condemnation or eminent domain proceeding has been commenced or to the knowledge of the Borrower is about to be commenced against any portion of any of the Properties, or any improvements located thereon that are material to the operation, use or value of said Properties.

(d) No notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Properties.

Section 3.15 REIT Status. The Borrower is a real estate investment trust under Sections 856 through 860 of the Code.

Section 3.16 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.17 Security Interests.

(a) Each of the Mortgages creates, as security for the obligations of the Borrower due hereunder and under the other Loan Documents, a valid and enforceable first Lien on all of the Mortgaged Properties and other collateral named therein, superior to and prior to the rights of all third persons and subject to no other Liens (except for Permitted Encumbrances), in favor of the Collateral Agent for its benefit and the benefit of the Lenders and the Noteholders.

(b) The Equity Pledge creates, as security for the obligations of the Borrower due hereunder and under the other Loan Documents, a valid, perfected and enforceable first Lien on the collateral named therein.

(c) The Deposit Account Control Agreements (together with the provisions of this Agreement) create, as security for the obligations of the Borrower due hereunder and under the other Loan Documents, a valid, perfected and enforceable first Lien on the accounts referenced therein.

ARTICLE IV.

Conditions

Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either: (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received from each Guarantor either: (i) a counterpart of the Subsidiary Guarantee signed on behalf of such Guarantor or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Guaranty) that such Guarantor has signed a counterpart of the Subsidiary Guarantee.

(c) The Administrative Agent shall have received from Borrower and each Guarantor either: (i) a counterpart of each other Loan Documents to which Borrower or any Guarantor is a party signed on behalf of Borrower and such Guarantor or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of Borrower and each Guarantor) that Borrower and each Guarantor has signed a counterpart of each such other Loan Document.

(d) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) DLA Piper LLP (US), counsel for the Borrower, substantially in the form of Exhibit B and (ii) local counsel in each of the states in which any Restricted Property is located, substantially in the form of Exhibit F attached hereto. The Borrower hereby requests such counsel to deliver such opinions.

(e) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrower, the Guarantors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(g) The Administrative Agent shall have received all reimbursable fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including, without limitation, the fees incurred by Morrison & Foerster LLP as counsel for the Administrative Agent.

(h) The Administrative Agent shall be satisfied that all governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the Transactions contemplated hereby have been obtained and remain in full force and effect.

(i) The Borrower shall have entered into the Prudential Note Documents, all in form reasonably acceptable to Administrative Agent.

(j) The Borrower shall have repaid all amounts owed with respect to the TD Loan and the Prior Facility, and all collateral therefor shall have been released (or assigned to the Collateral Agent).

(k) The Borrower shall have entered into (or caused its Subsidiaries to enter into) new long-term Leases for not less than 160 Properties which generate not less than $13,000,000 in annual triple-net rent.

(l) The Administrative Agent shall have obtained and approved all due diligence and third party reports customarily obtained in connection with a mortgage financing, each in form satisfactory to Administrative Agent and each at the sole cost of Borrower, including without limitation, appraisals, environmental assessments, insurance, flood determinations and engineering reports; provided that (i) with respect to the Mortgaged Properties (other than the GTY MD Leasing Properties (as identified on Schedule 3.05(c)(1)), Administrative Agent agrees to rely on existing third party reports so long as (A) the Closing Date occurs within one (1) year of the issuance of such third party reports and (B) there has been no damage, environmental contamination or other adverse change to such properties that would require the existing third-party reports to be updated or reissued, and (ii) with respect to the GTY MD Leasing Properties, Administrative Agent agrees to reasonably consider whether it can rely on existing third party reports, except where doing so would be in violation of banking rules or regulations or Administrative Agent’s or any Lender’s internal policies.

(m) The Collateral Agent shall have been named an “additional insured”, “additional payee” and/or “mortgagee”, as applicable, under each insurance policy (including flood insurance and environmental insurance) obtained by Borrower, the Guarantors or, with respect to the Mortgaged Properties only, their Tenants as Administrative Agent shall reasonably require.

(n) The Borrower shall have furnished to the Lenders to the extent the same are not available on the Borrower’s website:

(i) its audited consolidated balance sheets and statements of income, stockholders equity and cash flows as of and for the two (2) most recent fiscal years ended prior to the Effective Date,

(ii) its unaudited interim consolidated financial statement as of and for each fiscal quarter subsequent to the date of the latest financial statement delivered pursuant to clause (i) above, all certified by its chief financial officer; and

(iii) projected financial statements, including balance sheets, income statements and cash flows covering the period up to the Maturity Date (on a quarterly basis for 2013 and on an annual basis for 2014 and 2015).

Such financial statements shall present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Administrative Agent and Lenders acknowledge and agree that the reports on Forms 10K and 10Q as filed with the SEC satisfy the requirements of clause (i) and (ii) above.

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement and each of the Loan Documents shall be true and correct, in all material respects, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) The delivery by Borrower of a certificate of a Financial Officer of the Borrower:

(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; and

(ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01(a).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V.

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) as soon as available, but in any event, on or before the tenth day following the date on which the following are required to be filed with the SEC, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied. The report on Form 10K filed with the SEC shall satisfy the requirement of this clause (a) and shall be deemed delivered to the Administrative Agent and the Lenders so long as the same is posted on the Borrower’s website;

(b) as soon as available, but in any event, on or before the tenth day following the date on which the following are required to be filed with the SEC, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. The report on Form 10-Q filed with the SEC shall satisfy the requirement of this clause (a) and shall be deemed delivered to the Administrative Agent and the Lenders so long as the same is posted on the Borrower’s website;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above (or, if such physical delivery is not required, within the time provided therein), a certificate of a Financial Officer of the Borrower

(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,

(ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01 and

(iii) stating whether any material change in the application of GAAP has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other required filings filed by the Borrower or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be, provided that in lieu of delivery of such information, the Borrower may send a notice to the Administrative Agent and the Lenders referencing that the Borrower’s website contains copies of such materials;

(e) no later than March 31 of each calendar year, (x) projected financial statements, including balance sheets, income statements and cash flows covering the period up to the Maturity Date (on an annual basis) and (y) an updated Rent Roll;

(f) promptly after the same is received by the Borrower or any Subsidiary, financial statements and/or operating statements of each Tenant under any Restricted Property Lease and such Tenant’s subtenants, if any; and

(g) promptly following any request therefor, such other information regarding the Mortgaged Properties, operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request, so long as disclosure of such information could not result in a violation of, or expose the Borrower or its Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, or any of its Subsidiaries or on any Property of any of them, provided that in lieu of delivery of such information, the Borrower may send a notice to the Administrative Agent and the Lenders referencing that the Borrower’s website contains such information.

Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that in either case, if not cured or if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect so long as disclosure of such information could not result in a violation of, or expose the Borrower or its Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, or any of its Subsidiaries or on any Property of any of them.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business; REIT Status. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except where the failure to so preserve, renew or keep in force and effect could not reasonably be expected to have a Material Adverse Effect. The Borrower shall do all things necessary to preserve, renew and keep in full force and effect its status as a real estate investment trust under Sections 856 through 860 of the Code.

Section 5.04 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including, without limitation, tax liabilities, all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where:

(a) the validity or amount thereof is being contested in good faith by appropriate proceedings,

(b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and

(c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to:

(a) use commercially reasonable efforts to cause its Tenants to keep and maintain all property material to the conduct of their business in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain and repair could not reasonably be expected to have a Material Adverse Effect; and

(b) maintain (and/or cause its Tenants to maintain), with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and, in any event, no less beneficial than the types and amounts of coverage in place and approved by Collateral Agent as of the Effective Date (including all required flood insurance) (subject to any obligations relating to same contained in any post-closing agreement executed by Borrower). The Borrower shall from time to time deliver to the Collateral Agent upon request a detailed list of, together with certificates evidencing, all of its and its Restricted Property Tenants’ policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby and, if requested by Collateral Agent, as to insurance covering any Restricted Property, naming Collateral Agent as an “additional loss-payee” or “additional insured” thereunder, as applicable. In addition, if required by Collateral Agent, Borrower shall provide (and/or use commercially reasonable efforts to cause its Restricted Property Tenants to provide) Collateral Agent with copies of any such insurance policies, to the extent in the possession of Borrower or otherwise obtainable by Borrower. Collateral Agent shall have the right to require Borrower to (or to use commercially reasonable efforts to cause its Restricted Property Tenants to) obtain additional insurance after the Effective Date to the extent Collateral Agent reasonably deems same to be in accordance with commercially reasonable industry standards and practices and/or necessary in order for Administrative Agent and the Lenders to comply with any applicable laws or banking regulations. Borrower agrees to promptly obtain any such additional insurance.

Section 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice during normal business hours, to visit and inspect its properties (subject to the rights of tenants or subtenants in possession), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.07 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Environmental Laws. The Company will, and will cause each of its Subsidiaries to:

(a) Comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b) Conduct and complete, or use commercially reasonable efforts to ensure that its tenants conduct and complete (provided that if such tenants fail to do so, the Borrower shall conduct and complete) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that:

(i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or

(ii) the Borrower has determined in good faith that contesting the same or complying with such requirement is not in the best interests of the Borrower and its Subsidiaries and the failure to contest or comply with the same could not be reasonably expected to have a Material Adverse Effect.

(c) Defend, indemnify and hold harmless the Administrative Agent, the Issuing Bank and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-

judgment or post-judgment) of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the fraud, gross negligence or willful misconduct of any party indemnified hereunder. Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

Section 5.09 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only (a) to repay all amounts owed under the Prior Facility and the TD Loan (b) for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business (including, without limitation, acquisitions) and (c) for closing costs incurred by the Borrower in connection with the consummation of the transactions contemplated herein and in the other Loan Documents; provided that the proceeds from any Swingline Loan may not be used to repay an outstanding Swingline Loan. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to secure the performance of obligations of the Borrower, including, without limitation, obligations with respect to the Borrower’s thirty party leases, self-insurance for workers’ compensation, general liability and vehicle liability.

Section 5.10 Maintenance of Accounts. Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its respective bank accounts with JPMorgan Chase Bank, N.A. or another Lender, and shall, and shall cause each of its Subsidiaries to, grant a security interest in all such accounts to the Collateral Agent (for the benefit of the Lenders and the Noteholders) by execution of a Deposit Account Control Agreement substantially in the form of Exhibit J attached hereto; provided that, so long as no Event of Default is continuing, Borrower may use and apply all amounts in any such accounts, including all Deposit Accounts, for any purpose for which Loan proceeds may be applied pursuant to Section 5.09 hereof free and clear of any such security interest. All amounts owed to Administrative Agent or its Affiliates with respect to such accounts, or any other cash management arrangement among Borrower, its Subsidiaries or any of its Affiliates, on the one hand, and Administrative Agent or its Affiliates, on the other hand (including, without limitation, any ACH credit exposure or other cash management related exposure) shall be deemed a portion of the amounts owed under the Loan Documents and shall be secured by the Collateral. Notwithstanding the foregoing, Borrower shall be permitted to maintain that certain account at Capital One Bank, account number 46-N11-1-3, and Administrative Agent shall have no security interest therein; provided, however, without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, at no time shall there be in excess of $250,000 in such account. Notwithstanding the foregoing, Borrower shall be permitted to establish 1031 exchange accounts with Bank of America, N.A., or such other bank as is reasonably approved by Administrative Agent, into which proceeds from the sale of Properties may be deposited; provided that, with respect to each such 1031 exchange account, Borrower or its applicable Subsidiary, Collateral Agent and the 1031 exchange intermediary at which such 1031 exchange account has been established shall have entered into a Qualified Exchange Trust Agreement in the form of Exhibit M attached hereto.

Section 5.11 Proceeds from Asset Sales; Deposit Account.

(a) Subject to Borrower’s obligations under Section 2.04 hereof, all proceeds received by Borrower or its Subsidiaries from the sale, transfer or conveyance of any Restricted Property or other assets of the Borrower or any of its Subsidiaries during the term of the Loan shall be deposited into one or more of the Deposit Accounts.

(b) As security for payment of the Loans and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Collateral Agent (on behalf of the Lenders and the Noteholders), and grants to Collateral Agent (on behalf of the Lenders and the Noteholders) a security interest in, all Borrower’s right, title and interest in and to the Deposit Accounts and all payments to or monies held in the Deposit Accounts. Borrower shall not, without obtaining the prior written consent of Collateral Agent, further pledge, assign or grant any security interest in the Deposit Accounts, or permit any Lien to attach thereto, or any levy to be made thereon; provided that, so long as no Event of Default is continuing, Borrower may use and apply all amounts in the Deposit Accounts for any purpose for which Loan proceeds may be applied pursuant to Section 5.09 hereof free and clear of any such security interest. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, Collateral Agent may apply any sums in any Deposit Account in any order and in any manner as Collateral Agent shall elect in its discretion without seeking the appointment of a receiver and without adversely affecting the rights of Collateral Agent to foreclose the Lien of the Mortgages or exercise its other rights under the Loan Documents.

Section 5.12 Most Favored Nation. If Borrower or any Subsidiary incurs any Indebtedness or modifies or amends the terms of any existing Indebtedness providing for any terms or conditions more favorable to the applicable lender than those provided for in the Loan Documents (including, without limitation, any covenants more restrictive than those provided for in the Loan Documents), then the Administrative Agent and the Lenders shall have the benefit of any such more advantageous terms and conditions and the Loan Documents shall be deemed automatically modified accordingly. Borrower agrees to, and to cause each Subsidiary to, execute and deliver to Administrative Agent any amendment documents or other agreements necessary to evidence that the terms of the Loan Documents have been so modified.

Section 5.13 Leases. The Borrower: (i) shall perform the material obligations which the Borrower is required to perform under the Restricted Property Leases; (ii) shall enforce the material obligations to be performed by the Tenants thereunder in a commercially reasonably manner; (iii) shall promptly furnish to the Administrative Agent any notice of material default or termination received by the Borrower from any tenant under a Restricted Property Lease, and any notice of default or termination given by the Borrower to any Tenant under a Restricted Property Lease; (iv) shall not collect any rents under any Restricted Property Lease for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits; (v) shall not enter into any ground lease or master lease of any part of any Restricted Property; and (vi) within ten (10) Business Days after the Administrative Agent’s request, shall furnish to the Administrative Agent a statement of all tenant security deposits under any Restricted Property Lease, and copies of all Restricted Property Leases not previously delivered to the Administrative Agent by the Borrower, certified by the Borrower as being true and correct.

Section 5.14 Ground Leases.

(a) Borrower shall pay or cause to be paid all rents, additional rents and other sums required to be paid by Borrower or its Subsidiaries, as tenant under and pursuant to the provisions of the Ground Leases on or before the date on which such rent or other charge is payable.

(b) Borrower shall, and shall cause its Subsidiaries to, diligently perform and observe in all material respects the terms, covenants and conditions of the Ground Leases on the part of Borrower or its Subsidiaries, as tenant thereunder, to be performed and observed prior to the expiration of any applicable grace period therein provided.

(c) Borrower shall promptly notify the Administrative Agent of the giving of any notice by any ground lessor under the Ground Leases to Borrower or any of its Subsidiaries of any default by Borrower or any of its Subsidiaries, as lessee thereunder, and promptly deliver to the Administrative Agent a true copy of each such notice. Borrower shall not, and shall not permit any Subsidiary to, (i) amend or modify any of the Ground Leases in any material and adverse manner without Administrative Agent’s approval, which approval shall not be unreasonably withheld, conditioned or delayed and (ii) terminate, surrender or consent to any termination or surrender of any such Ground Lease without Required Lenders’ approval.

(d) If Borrower or any Subsidiary shall be in default in any material respect beyond any applicable notice and grace period under any Ground Lease, then, subject to the terms of such Ground Lease, the Collateral Agent (on behalf of the Lender and the Noteholders) shall have the right (but not the obligation), to cause the default or defaults under such Ground Lease to be remedied and otherwise exercise any and all rights of Borrower or any Subsidiary under such Ground Lease, as may be necessary to prevent or cure any default. Without limiting the foregoing, upon any such default, Borrower shall, or shall cause its applicable Subsidiary to, promptly execute, acknowledge and deliver to the Collateral Agent such instruments as may reasonably be required to permit the Collateral Agent to cure any default under such Ground Lease. The actions or payments of the Collateral Agent to cure any default by Borrower or any Subsidiary under any such Ground Lease shall not remove or waive, as between Borrower and the Lenders, the default that occurred under this Agreement by virtue of the default under the applicable Ground Lease.

(e) In the event that Borrower (or any of its Subsidiaries) shall obtain fee title to any Mortgaged Property subject to a Ground Lease, Borrower shall give Administrative Agent prompt notice thereof and, at the election of Administrative Agent, Borrower shall execute and deliver (or causing its Subsidiary to execute and deliver) to Administrative Agent a Mortgage with respect to such Property and such other documents as Administrative Agent shall deem reasonably necessary in order to cause the Loans to be secured by such Property and, in connection therewith, Administrative Agent shall be permitted to obtain all due diligence and third party reports with respect to such Property customarily obtained in connection with a mortgage financing, each in form satisfactory to Administrative Agent and each at the sole cost of Borrower, including without limitation, appraisals, environmental assessments, insurance, flood determinations and engineering reports.

(f) Borrower shall not, without the Administrative Agent’s prior written consent, cause, agree to, or permit to occur any subordination, or consent to the subordination of, any Ground Lease to any mortgage, deed of trust or other Lien encumbering (or that may in the future encumber) the estate of the lessor under such Ground Lease in any premise(s) demised to Borrower or any of its Subsidiaries thereunder (other than a subordination or consent to subordination expressly required by the terms of such Ground Lease, in which Borrower or such Subsidiary obtains rights of non-disturbance for so long as Borrower or its Subsidiary is not in default under such Ground Lease).

ARTICLE VI.

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders:

Section 6.01 Financial Covenants. The Borrower shall not:

(a) Loan-to-Value Ratio. Permit the Loan-to-Value Ratio, at any time, to be greater than 50%.

(b) Tangible Net Worth. Permit Borrower’s Tangible Net Worth, as determined as of the end of each fiscal quarter, to be less than $320,000,000 plus 80% of the net proceeds received by Borrower from any equity offerings occurring after the date hereof (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in Borrower up to the amount paid by Borrower in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that Borrower shall not have increased its net worth as a result of any such proceeds).

(c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as determined as of the end of each fiscal quarter, to be less than (x) 1.75:1.00 with respect to each fiscal quarter ending on or prior to December 31, 2013 and (y) 2.0:1.0 thereafter.

(d) Minimum EBITDA. Permit EBITDA, as determined as of the end of each fiscal quarter, to be less than (x) $30,000,000 with respect to the fiscal quarter ending on December 31, 2012, (y) $32,500,000 with respect to the fiscal quarters ending on March 31, 2013 and June 30, 2013 and (z) $35,000,000 thereafter, as determined as of the last day of each fiscal quarter.

(e) Debt to EBITDA. Permit the Debt to EBITDA Ratio, as determined as of the end of each fiscal quarter, to be greater than (x) 5.25:1.0 with respect to the fiscal quarter ending on December 31, 2012, and (y) 5.0:1.0 thereafter.

For purposes of calculating compliance with this Section 6.01, all of the foregoing financial covenants shall be measured on a consolidated basis for the Borrower and its Subsidiaries.

With respect to Administrative Agent’s determination of the Loan-to-Value Ratio, the Appraised Value of a Mortgaged Property Lease (other than the White Oak Lease) shall be determined or redetermined, from time to time, upon at least five (5) Business Days written notice to the Borrower and at the Borrower’s expense, in any of the following circumstances:

(A) if a material adverse change occurs with respect to any Property subject to such Mortgaged Property Lease, including, without limitation, a material deterioration in the net operating income of any Property subject to such Mortgaged Property Lease, a major casualty at any Property subject to such Mortgaged Property Lease, a material condemnation of any part of any Property subject to such Mortgaged Property Lease, a material adverse change in the market conditions affecting any Property subject to such Mortgaged Property Lease, or an environmental incident and closure or suspension of operations resulting therefrom;

(B) if any Event of Default occurs; or

(C) if necessary in order to comply with FIRREA or other applicable law relating to the Administrative Agent or the Lenders, but only after prior written notice from Administrative Agent to Borrower, accompanied by a certification of Administrative Agent specifying in reasonable detail the applicable law and the specific provision thereof requiring such action.

Section 6.02 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness except:

(a) Indebtedness created hereunder;

(b) Indebtedness created by the Prudential Note Documents and (i) any amendment, supplement or modification to the terms or conditions of the Prudential Note Documents, or (ii) extensions, renewals and replacements of any such Indebtedness, in each case, made in accordance with the terms of the Intercreditor Agreement;

(c) Customary unsecured trade payables incurred in connection with the ownership and operation of Properties.

(d) Existing Indebtedness assumed in connection with the purchase of a Property by Borrower or any of its Subsidiaries;

(e) Non-recourse mortgage Indebtedness secured by Properties other than the Restricted Properties which, in the aggregate, does not exceed 10% of Borrower’s Tangible Net Worth.

(f) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; and

(g) Unsecured Indebtedness with a maturity date occurring after the Maturity Date, provided that the proceeds from such Indebtedness shall be applied towards payment of principal and unreimbursed LC Disbursements due hereunder as provided in Section 2.11(e).

Section 6.03 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) Liens created pursuant to the Indebtedness permitted under Section 6.02(d) and (e) hereof or the Swap Agreements permitted under Section 6.10 hereof.

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that:

(i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be;

(ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary; and

(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

(d) Liens created by any Tenant to secure its obligations to a third party.

Section 6.04 Limitation on Certain Fundamental Changes. The Borrower will not, and will not permit any Subsidiary to:

(a) enter into any merger, consolidation or amalgamation;

(b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or

(c) subject to Section 2.04(b), convey, sell, lease, assign, transfer or otherwise dispose of any Restricted Property or all or a substantial portion of its property, business or assets (other than Properties not subject to a Lease, which may be sold and/or leased by Borrower and its Subsidiaries).

Section 6.05 Limitation on Restricted Payments. Unless otherwise required in order to maintain the Borrower’s status as a real estate investment trust (in which case, such amount shall be the minimum required in Borrower’s good faith estimation), the Borrower shall not declare or pay any dividend (other than dividends payable solely in the same class of Equity Interest) or other distribution (whether in cash, securities or other property) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, cancellation, termination, retirement or other acquisition of, any shares of any class of Equity Interest of the Borrower or any warrants or options to purchase any such Equity Interest, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, “Restricted Payments”); provided that notwithstanding the foregoing:

(i) during any fiscal year of the Borrower, the Borrower may declare Restricted Payments in cash provided that: (a) such Restricted Payments are not in excess of 100% of EBITDA (determined as of the last fiscal quarter) (less any cash environmental remediation payments during the preceding twelve (12) months (net of any amounts received from any available State environmental funds and any non-cash environmental accretion expenses) and the required CapEx Reserves) plus 50% of all net asset sale proceeds received by Borrower during the preceding twelve (12) months, (b) no Event of Default or material Default that could reasonably be expected to result in an Event of Default shall exist as of the date that such Restricted Payment is declared or made (including with respect to any of the financial covenants contained in Section 6.01 hereof); and

(ii) dividends and distributions may be paid by any Subsidiary to the Borrower or to any Guarantor.

Solely for the purpose of this Section 6.05, all references to shares in the definition of “Equity Interest” shall be to common shares only.

Section 6.06 Limitation on Investments, Loans and Advances. Except as otherwise expressly permitted in this Agreement, the Borrower will not, and will not permit any Subsidiary to make any advance, loan, extension of credit or capital contribution to any Person, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or otherwise make any investment in, any Person, or acquire or otherwise make any investment in any real property other than Permitted Investments, provided that the aggregate amount of all Permitted Investments described in clause (b) of the definition thereof of the Borrower and its Subsidiaries shall not exceed $50,000,000.00 (excluding any such Permitted Investments existing as of the date hereof).

Section 6.07 Limitation on Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless

(a) no Default or Event of Default would occur as a result thereof and

(b) either (x) such transaction is (i) in the ordinary course of the business of any Loan Party that is a party thereto and (ii) upon fair and reasonable terms no less favorable to any Loan Party that is a party thereto or is affected thereby than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, or (y) such transaction is a lease from a Subsidiary holding title to Property to Getty Properties Corp. or (z) such transaction is between Borrower and any Guarantor or Guarantors.

Section 6.08 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

Section 6.09 Limitation on Lines of Business; Creation of Subsidiaries; Negative Pledges. The Borrower will not, and will not permit any Subsidiary to:

(a) Except for Permitted Investments, engage in activities other than real estate business and real estate related business activities, and in activities permitted for real estate investment trusts under the Code, either directly or through taxable REIT subsidiaries.

(b) Create or acquire any Subsidiary after the Effective Date, unless (x) Administrative Agent has been provided with prior written notice of same and (y) such Subsidiary shall have executed a Joinder to the Subsidiary Guarantee, Environmental Indemnity and Equity Pledge; provided, however, any such Subsidiary shall not be required to execute such Joinder until sixty (60) days have elapsed from the date that such Subsidiary has acquired any assets; provided further, however, no such Subsidiary shall be required to execute such Joinder if such if such Subsidiary would be prohibited from guaranteeing the obligations of Borrower pursuant to the terms of any agreement to which such Subsidiary is a party.

(c) (i) Create, assume, incur, permit or suffer to exist any Lien on any Restricted Property or any direct or indirect ownership interest of the Borrower in any Person owning any Restricted Property, now owned or hereafter acquired, except for Permitted Encumbrances, (ii) permit (1) any Property, including, without limitation any Restricted Property or Qualified Real Estate Asset, (2) any direct or indirect ownership interest in the Borrower, any Subsidiary or any Guarantor or (3) any other portion of the Collateral to be subject to a Negative Pledge or (iii) create, assume, incur, permit or suffer to exist any Lien on other Collateral, or any direct or indirect ownership interest of the Borrower in any Person owning any other Collateral, except for Permitted Encumbrances.

Section 6.10 Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement. Notwithstanding the foregoing, Borrower shall be permitted to enter into one or more Swap Agreements with respect to the Indebtedness evidenced by the Loan Documents and/or the Prudential Note Documents in an amount up to the principal amount of such Indebtedness; provided that, in no event shall Borrower enter into any Swap Agreement with any financial institution other than a Lender or its Affiliates.

Section 6.11 [Reserved].

Section 6.12 Restricted Property Leases. Except as provided below, the Borrower shall not, and shall not permit any Subsidiary to, enter into (x) any Restricted Property Lease, (y) any material amendment, supplement or modification to a Restricted Property Lease (other than any amendments, modifications and/or supplements entered into pursuant to the express provisions of such Restricted Property Lease or as provided in clause (A) below) or (z) a termination of any Restricted Property Lease (other than arising from a default by the tenant thereunder) without, in each case, the prior written consent of the Administrative Agent, taking into consideration the creditworthiness of tenants and economic terms of the applicable Restricted Property Lease, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, the consent of the Administrative Agent shall not be required for (A) renewals, expansions or extensions of any Restricted Property Lease in accordance with its terms, so long as such Restricted Property Lease exists on or prior to the Effective Date or has otherwise been entered into in accordance with the terms of this Agreement, including with the approval of Administrative Agent (to the extent required under the terms of this Agreement), (B) any immaterial amendments, supplements or modifications to any Restricted Property Lease, and (C) new Restricted Property Leases entered into with respect to (x) Properties previously subject to a License Agreement or (y) newly acquired Properties. Borrower shall deliver to Administrative Agent a copy of any material amendment, supplement or modification to any existing Restricted Property Lease entered into by Borrower within thirty (30) days of the execution thereof. Upon Borrower or any of its Subsidiaries entering into a new Restricted Property Lease, Administrative Agent shall take into account any Net Operating Income derived from such Restricted Property Lease in connection with determining the Loan-to-Value Ratio provided that (1) such new Restricted Property Lease is a triple-net lease solely with respect to Qualified Real Estate Assets, (2) such new Restricted Property Lease is to an unaffiliated third party upon arms’-length, market terms and Borrower has delivered to Administrative Agent a copy of such Restricted Property Lease certified to be true, correct and complete, and (3) Borrower shall have executed and delivered to Administrative Agent notice of such new Restricted Property Lease in substantially the form of Exhibit P attached hereto; provided, however, in no event shall the aggregate amount of Net Operating Income (divided by the Cap Rate) ascribed to new Restricted Property Leases entered into in accordance with this Section 6.12 account for more than 15% of the aggregate value of the components of clause (b) of the definition of Loan-to-Value ratio as of the date of determination, unless (x) the Tenants thereunder are investment-grade entities or (y) the Required Lenders have reasonably approved the Tenants thereunder.

Section 6.13 Existing Indebtedness. The Borrower shall not enter into or otherwise permit any amendment, supplement or modification to any Prudential Note Documents without the prior written consent of the Administrative Agent and the Required Lenders, except as expressly permitted under the Intercreditor Agreement.

ARTICLE VII.

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure shall continue unremedied for a period of five Business Days;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or any other Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01, 5.02, 5.03 or 5.09 or in Article VI;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness, when and as the same shall become due and payable and any applicable notice and cure period with respect thereto shall have expired;

(g) any event or condition occurs that results in any Indebtedness for which the then outstanding principal amount exceeds $10,000,000 becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Indebtedness or any trustee or agent on its or their behalf to cause any Indebtedness to become due, following the expiration of any applicable cure period (after the receipt of any requisite notice) with respect thereto, and or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking:

(i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or

(ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets,

and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Subsidiary shall:

(i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,

(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article,

(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets,

(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or

(v) make a general assignment for the benefit of creditors;

(j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

(m) the Subsidiary Guarantee at any time shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;

(n) the Borrower shall cease, for any reason, to maintain its status as a real estate investment trust under Sections 856 through 860 of the Code;

(o) at any time the Borrower or any of its Subsidiaries shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges (excluding any expenses voluntary incurred by Borrower or its Subsidiaries and not required by law) with respect to which, in the judgment of Collateral Agent, could reasonably be expected to exceed $12,500,000 in the aggregate, during the term of this Agreement; provided that for purposes of determining compliance with this subsection (o) such amounts shall not include the expenses, fines, penalties and other charges that the Borrower estimates will be due in connection with those environmental remediation and/or environmental compliance procedures and actions in existence as of the Closing Date and described on Schedule 7.01 attached hereto and provided further that, any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph (o) if:

(i) such remediation or compliance is being contested by the Borrower or the applicable Subsidiary in good faith by appropriate proceedings or

(ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which the Borrower or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (but not to exceed 180 days, if the continuance of such remediation or compliance beyond such 180 day period, in the reasonable judgment of the Required Lenders, could reasonably be expected to have a Material Adverse Effect);

(p) a Change in Control shall occur; or

(q) or an “Event of Default” shall occur under the Prudential Note Documents.

then, subject to the terms of the Intercreditor Agreement, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In addition to, and in no way limiting but subject to the terms of the Intercreditor Agreement, the foregoing remedies, upon the occurrence of an Event of Default, the Administrative Agent and the Lenders shall have the following remedies available, which remedies may be exercised at the same or different times as each other or as the remedies set forth in the foregoing paragraph:

(i) the Required Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies under any and all of the other Loan Documents, including, without limitation, directing the Collateral Agent’s to exercise its foreclosure rights under the Mortgages;

(ii) the Required Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any applicable law; and

(iii) to the extent permitted by applicable law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver or receivers for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the obligations of the Borrower hereunder or under the other Loan Documents or the solvency of any party bound for its payment, to take possession of all or any portion of the Mortgaged Properties or other Collateral, and to exercise such power as the court shall confer upon such receiver.

Notwithstanding the foregoing or anything else contained herein to the contrary, but subject to the terms of the Intercreditor Agreement, in no event shall Administrative Agent exercise any rights or remedies under the Loan Documents with respect to any Mortgaged Property that has a Material Environmental Issue without the prior consent of all Lenders, including, without limitation, commencing and/or consummating a foreclosure of such Mortgaged Property, having a receiver appointed for such Mortgaged Property or exercising its rights to collect rents with respect to such Mortgaged Property.

ARTICLE VIII.

The Administrative Agent

Section 8.01 Appointment and Authorization; General Matters. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Subject to the terms of the Intercreditor Agreement, the Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own fraud, gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person, and shall not incur any liability to any Lender for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable to any Lender for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to such Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower, and shall resign, upon the Borrower’s request, in the event that the Administrative Agent, as Lender, shall assign so much of its Loans and Commitment that another Lender’s Loans and Commitment exceeds that of the Administrative Agent. Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrower, (so long as no Default or Event of Default has occurred and is then continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a Lender, provided that if no Lender is willing or able to act as Administrative Agent, then the Administrative Agent shall appoint a Qualified Institution actively engaged in the syndications market as an administrative agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 8.02 Collateral Matters; Protective Advances.

(a) Each Lender hereby authorizes the Collateral Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or other Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

(b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of the Borrower’s obligations hereunder and under the other Loan Documents (excluding obligations hereunder that have been Cash Collateralized or contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted); (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Required Lenders (or such greater number of Lenders as this Agreement or any other Loan Document may expressly provide). Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c) Upon any sale and transfer of any Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for its benefit and the benefit of the Lenders, the Issuing Bank and the Noteholders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations of the Borrower hereunder or under the other Loan Documents or any Liens upon (or obligations of the Borrower or any Guarantor in respect of) all interests retained by the Borrower or any Guarantor, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of any Collateral, or any foreclosure with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

(d) The Collateral Agent shall have no obligation whatsoever to the Lenders, the Issuing Bank, the Swingline Lender or to any other Person to assure that the Collateral exists or is owned by the Borrower, any Guarantor or any other Subsidiary or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its fraud, gross negligence or willful misconduct.

(e) The Collateral Agent may make, and shall be reimbursed by the Lenders (in accordance with their Applicable Percentages) to the extent not reimbursed by the Borrower for, Protective Advances during any one calendar year with respect to each Property that is a Restricted Property up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $200,000. Protective Advances in excess of said sum during any calendar year for any Property that is a Restricted Property shall require the consent of the Required Lenders. The Borrower agrees to pay on demand all Protective Advances.

Section 8.03 Post-Foreclosure Plans. If any Collateral is acquired by the Collateral Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the obligations of the Borrower due hereunder and under the other Loan Documents, the title to any such Collateral, or any portion thereof, shall be held in accordance with the terms of the Intercreditor Agreement. The Administrative Agent shall prepare a recommended course of action for such Collateral, including a liquidation plan for same, if applicable (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Required Lenders. Upon demand therefor from time to time, each Lender will contribute its share (based on its Applicable Percentage) of all reasonable costs and expenses incurred by the Collateral Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. To the extent there is net operating income from such Collateral, the Collateral Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders, the Issuing Bank, the Swingline Lenders and the Noteholders, all in accordance with the Intercreditor Agreement. All such distributions shall be made to the Lenders in accordance with their respective Applicable Percentages and the Intercreditor Agreement.

ARTICLE IX.

Miscellaneous

Section 9.01 Notices. (a) Notices shall be sent as follows:

(i) if to the Borrower, to Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention of Chief Financial Officer (Telecopy No. (516) 478-5403 with copies to: (x) Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention Chief Legal Officer (Telecopy No. (516) 478-5490 and (y) DLA Piper LLP (US), 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601, Attention: James M. Phipps, Esq. (Telecopy No. (312) 251-5735); provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Borrower;

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Credit Services Unit, 1 Bank One Plaza, Suite IL1-0874, Chicago, Illinois 60670, Attention of Nanette Wilson (Telecopy No. (888) 292-9533), with a copy to (x) JPMorgan Chase Bank, N.A., 395 North Service Road, Melville, New York 11747, Attention of Alicia Schreibstein (Telecopy No. (631) 755-5184) and (y) Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention of Thomas P. McGovern; provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Administrative Agent;

(iii) if to the Issuing Bank, to it at 395 North Service Road, Melville, New York 11747, Attention of Stephen M. Zajac (Telecopy No. (631) 755-5184), or by email to Stephen.Zajac@chase.com; and

(iv) if to the Swingline Lender, to it at 395 North Service Road, Melville, New York 11747, Attention of Stephen M. Zajac (Telecopy No. (631) 755-5184), or by e-mail to Stephen.Zajac@chase.com; and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that (x) no such agreement shall, without the written consent of each Lender affected thereby:

(i) increase the Commitment of any Lender,

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder,

(iii) except as set forth in Section 2.21 hereof, postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, ,

(iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, or

(v) release any material portion of the Collateral, except in accordance with the terms of this Agreement;

(vi) release any Guarantor from its Subsidiary Guarantee, or limit any Guarantor’s liability with respect to its Guaranty, except that the Administrative Agent may release from its Subsidiary Guarantee any Guarantor which (w) sells all or substantially all of its assets in accordance with Section 6.04 hereof, (x) encumbers any of its assets as permitted under Section 6.03 hereof, (y) does not own any Property or (z) is a Non-Material Guarantor;

(y) no such agreement shall, without the written consent of a Super-Majority of the Lenders, change the definition of “Loan-to-Value Ratio”; and

(z) no such agreement shall, without the written consent of all Lenders, change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder;

provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender.

Section 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay

(i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, (1) the reasonable fees, charges and disbursements of counsel for the Administrative Agent, (2) in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (3) the reasonable fees and expenses of any financial advisor or consultant retained or hired by the Administrative Agent to advise on the enforcement or protection of the rights of the Administrative Agent and the Lenders hereunder and under the other Loan Documents and (4) the costs of any environmental reports, reviews or Appraisals commissioned by the Administrative Agent as permitted hereunder,

(ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, provided, however, that the attorney’s fees and disbursements for which the Borrower is obligated under this subsection (a)(ii) shall be limited to the reasonable non-duplicative fees and disbursements of (A) counsel for the Administrative Agent and (B) counsel for all of the Lenders as a group; and provided, further, that all other costs and expenses for which the Borrower is obligated under this subsection (a)(ii) shall be limited to the reasonable non-duplicative costs and expenses of the Administrative Agent. For purposes of this Section 9.03(a)(ii), (1) counsel for the Administrative Agent shall mean a single outside law firm representing Administrative Agent and (2) counsel for all of the Lenders as a group shall mean a single outside law firm representing such Lenders as a group (which law firm may or may not be the same law firm representing the Administrative Agent).

(b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of

(i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby,

(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

(iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries; it being understood and agreed that any such indemnity is in addition to, and not in limitation of, any indemnification provided for in the Environmental Indemnity, or

(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, gross negligence or willful misconduct of any Indemnitee. In addition, the indemnification set forth in this Section 9.03(b) in favor of any Related Party shall be solely in their respective capacities as a director, officer, agent or employee, as the case may be.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that

(i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and

(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and

(C) the Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and after giving effect to such transfer, the amount of the assigning Lender’s Commitment or Loans would not be less than $5,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive as to the name and Commitment of each Lender, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more Qualified Institutions (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. In any event, a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York pursuant to Section 5-1401 of the General Obligations Law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a non-appealable final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed

(a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors actively involved in the administration or enforcement of the Loans or in any current or prospective relationship with the Borrower and its Subsidiaries or in connection with an internal purposes related to credit review, portfolio analysis or otherwise (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential),

(b) to the extent requested by any regulatory authority,

(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided, however, that in the event Administrative Agent or any Lender receives a subpoena or other legal process to disclose confidential information to any party, Administrative Agent or such Lender shall, if legally permitted, endeavor to notify Borrower thereof as soon as possible after receipt of such request, summons or subpoena, provided, however, that in the event that the Administrative Agent or any Lender receives a subpoena or other legal process to disclose confidential information to any party, the Administrative Agent or such Lender shall, if legally permitted, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena so that the Borrower may seek protective order or other appropriate remedy, provided that no such notification shall be required in respect of any disclosure to regulatory authorities having jurisdiction over the Administrative Agent or such Lender,

(d) to any other party to this Agreement,

(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,

(f) subject to an agreement or electronic acknowledgment (i.e., Intralinks) containing provisions substantially the same as those of this Section and provided that Borrower’s written consent is obtained before disclosure to any prospective assignee, Participant or counterparty which is not a Qualified Institution, to:

(i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or

(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations,

(g) with the consent of the Borrower, or

(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.

For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GETTY REALTY CORP.

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender, Administrative Agent and Collateral Agent

By
Name: Alicia T. Schreibstein
Title: Vice President

J.P. MORGAN SECURITIES LLC, as Joint Bookrunner and Joint Lead Arranger

By
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Bookrunner and Joint Lead Arranger

By
Name:
Title:

TD BANK, N.A., as Joint Bookrunner, Joint Lead Arranger and Documentation Agent

By
Name:
Title:

BANK OF AMERICA, N.A., as a Lender and Syndication Agent

By
Name:
Title:

TORONTO DOMINION BANK, as a Lender

By
Name:
Title:

KEYBANK, N.A., as a Lender

By
Name:
Title:

ROYAL BANK OF CANADA, as a Lender

By
Name:
Title:

CAPITAL ONE BANK, N.A., as a Lender

By
Name:
Title:

WELLS FARGO BANK, N.A., as a Lender

By
Name:
Title:

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By
Name:
Title:

SCHEDULE 1.01

DESCRIPTION OF LUKOIL DISPUTE

In connection with Marketing’s bankruptcy proceedings, on December 29, 2011, Marketing filed a lawsuit against Lukoil Americas Corporation and its wholly-owned subsidiary Lukoil North America LLC (collectively, “Lukoil Americas”) asserting, among other claims, that Lukoil fraudulently transferred substantially all of Marketing’s assets with value and positive cash flow from Marketing to Lukoil Americas (the “Lukoil Complaint”). Pursuant to the terms of the Stipulation, the Liquidating Trustee will pursue the Lukoil Complaint for the benefit of the Marketing Estate. It is possible that the Liquidating Trustee may be successful in pursuing claims against Lukoil Americas and therefore it is possible that we may ultimately recover a portion of our claims against Marketing including our post-petition administrative claims, which have priority over other creditors’ claims, and our pre-petition claims.

SCHEDULE 2.01

COMMITMENTS

Lender Group	$150mm Revolving Credit Allocation	$25mm Term Loan Allocation	Total Allocation
JPM Morgan Chase Bank, N.A.	$23,571,428.57	$3,928,571.43	$27,500,000.00
Bank of America, N.A.	$23,571,428.57	$3,928,571.43	$27,500,000.00
Toronto Dominion Bank	$23,571,428.57	$3,928,571.43	$27,500,000.00
KeyBank, N.A.	$21,428,571.43	$3,571,428.57	$25,000,000.00
Royal Bank of Canada	$19,285,714.28	$3,214,285.72	$22,500,000.00
Capital One Bank, N.A.	$15,000,000.00	$2,500,000.00	$17,500,000.00
Wells Fargo Bank, N.A.	$15,000,000.00	$2,500,000.00	$17,500,000.00
Israel Discount Bank of New York	$8,571,428.58	$1,428,571.42	$10,000,000.00
Total	$150,000,000.00	$25,000,000.00	$175,000,000.00

SCHEDULE 2.06

EXISTING LETTERS OF CREDIT

Name	Amount	Date	Beneficiary
Letter of Credit Number: C-295204	$25,000	June 1, 2011	Travelers Indemnity Company
Letter of Credit Number: C-296972	$101,000	January 23, 2012	National Union Fire Insurance

SCHEDULE 3.01

OWNERSHIP CHART

(immediately follows)

SCHEDULE 3.05(C)(1)

MORTGAGE PROPERTIES

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
01	30200	FEE	302000	611 SOUTHBRIDGE STREET AUBURN, MA	Worcester

02	30201	FEE	302010	712 SOUTHBRIDGE STREET AUBURN, MA	Worcester

03	30202	FEE	302020	310 WASHINGTON STREET AUBURN, MA	Worcester

05	30204	FEE	302040	358 GREAT ROAD BEDFORD, MA	Middlesex South

07	30206	FEE	302060	154 SOUTH MAIN STREET BRADFORD, MA	Essex South

08	30207	FEE	302070	140 CAMBRIDGE STREET BURLINGTON, MA	Middlesex South

09	30208	FEE	302080	198 CAMBRIDGE STREET BURLINGTON, MA	Middlesex South

10	30217	FEE	302170	436 LANCASTER STREET LEOMINSTER, MA	Worcester

11	30211	FEE	302110	79-81 HIGH STREET DANVERS, MA	Essex South

13	30213	FEE	302130	1100 LAKEVIEW AVE. DRACUT, MA	Middlesex North

14	30214	FEE	302140	6 PEARSON BLVD. GARDNER, MA	Worcester

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
19	30219	FEE	302190	535 LYNNWAY LYNN, MA	Essex South

20	30220	FEE	302200	122 BOSTON STREET LYNN, MA	Essex South

21	30221	FEE	302210	413 LAKESIDE AVE. MARLBOROUGH, MA	Middlesex South

22	30222	FEE	302220	860 MAIN STREET MELROSE, MA	Middlesex South

23	30223	FEE	302230	138 HAVERHILL STREET METHUEN, MA	Essex North

24	30225	FEE	302250	14 NEWBURYPORT TPKE. PEABODY, MA	Essex South

25	30226	FEE	302260	85 LYNNFIELD STREET PEABODY, MA	Essex South (Registered Land)

26	30227	FEE	302270	345 BENNETT HIGHWAY REVERE AND SAUGUS, MA	Suffolk (Registered Land) And Essex South (Registered Land)

27	30228	FEE	302280	146 BOSTON STREET SALEM, MA	Essex South

28	30229	FEE	302290	271 BOSTON TPKE. SHREWSBURY, MA	Worcester

29	30230	FEE	302300	29 MAPLE AVE. SHREWSBURY, MA	Worcester

30	30231	FEE	302310	1975 MAIN STREET TEWKSBURY, MA	Middlesex North

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
32	30233	FEE	302330	356 LOWELL STREET WAKEFIELD, MA	Middlesex South

33	30234	FEE	302340	27 EAST MAIN STREET WESTBOROUGH, MA	Worcester

35	30236	FEE	302360	586 MAIN STREET WILMINGTON, MA	Middlesex North

36	30237	FEE	302370	361 MIDDLESEX AVE. WILMINGTON, MA	Middlesex North

37	30238	FEE	302380	340 GROVE STREET WORCESTER, MA	Worcester

38	30239	FEE	302390	719 SOUTHBRIDGE STREET WORCESTER, MA	Worcester

39	30240	FEE	302400	48 MADISON STREET WORCESTER, MA	Worcester

40	30241	FEE	302410	747 PLANTATION STREET WORCESTER, MA	Worcester

41	30242	FEE	302420	466 LINCOLN STREET WORCESTER, MA	Worcester

42	55300	FEE	553000	24 LOUDON ROAD CONCORD, NH	Merrimack

43	55301	FEE	553010	343 LOUDON ROAD CONCORD, NH	Merrimack

44	55302	FEE	553020	37 BIRCH STREET DERRY, NH	Rockingham

45	55303	FEE	553030	169 SILVER STREET DOVER, NH	Strafford

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
46	55304	FEE	553040	1 LONG HILL ROAD	Strafford

47	55305	FEE	553050	46 CENTRAL AVE. DOVER, NH	Strafford

48	55306	FEE	553060	100 MAST ROAD (SR 1140 GOFFSTOWN, NH	Hillsborough

50	55308	FEE	553080	126 ROUTE 125 KINGSTON, NH	Rockingham

51	55309	FEE	553090	12 - 14 NASHUA ROAD LONDONDERRY, NH	Rockingham

52	55310	FEE	553100	245 EDDY ROAD MANCHESTER, NH	Hillsborough

53	55311	FEE	553110	887 HANOVER STREET MANCHESTER, NH	Hillsborough

55	55313	FEE	553130	190 AMHERST STREET NASHUA, NH	Hillsborough

56	55314	FEE	553140	347 WEST HOLLIS STREET NASHUA, NH	Hillsborough

57	55315	FEE	553150	620 AMHERST STREET NASHUA, NH	Hillsborough

58	55316	FEE	553160	160 BROAD STREET NASHUA, NH	Hillsborough

59	55317	FEE	553170	7 HARRIS ROAD NASHUA, NH	Hillsborough

60	55318	FEE	553180	301 MAIN STREET NASHUA, NH	Hillsborough

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
62	55320	FEE	553200	137 FIRST NEW HAMPSHIRE TPKE. NORTHWOOD, NH	Rockingham

63	55321	FEE	553210	786 US HIGHWAY 1 BYPASS PORTSMOUTH, NH	Rockingham

64	55322	FEE	553220	101-1 CENTER STREET RAYMOND, NH	Rockingham

65	55323	FEE	553230	95 FARMINGTON ROAD ROCHESTER, NH	Strafford

66	55324	FEE	553240	130 WASHINGTON STREET ROCHESTER, NH	Strafford

67	55325	FEE	553250	198 MILTON ROAD ROCHESTER, NH	Strafford

68	58620	FEE	586200	ROUTES 6 & 22 BREWSTER, NY	Putnam

69	58621	FEE	586210	504 NEW ROCHELLE ROAD BRONXVILLE, NY	Westchester

70	58622	FEE	586220	2072 EAST MAIN STREET CORTLANDT MANOR, NY	Westchester

71	58623	FEE	586230	430 BROADWAY DOBBS FERRY, NY	Westchester

72	58624	FEE	586240	407 WHITE PLAINS ROAD EASTCHESTER, NY	Westchester

73	58625	FEE	586250	280 NORTH SAW MILL RIVER ROAD ELMSFORD, NY	Westchester

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
74	58626	FEE	586260	109 WEST RAMAPO ROAD GARNERVILLE, NY	Rockland
76	58628	FEE	586280	240 EAST HARTSDALE AVE. HARTSDALE, NY	Westchester
77	58629	FEE	586290	154 BROADWAY HAWTHORNE, NY	Westchester
78	58630	FEE	586300	349 ROUTE 82 HOPEWELL JUNCTION, NY	Dutchess
79	58631	FEE	586310	1110 VIOLET AVE. HYDE PARK, NY	Dutchess
81	58633	FEE	586330	808 PALMER AVE. MAMARONECK, NY	Westchester
82	58634	FEE	586340	279 BLOOMINGBURG ROAD MIDDLETOWN, NY	Orange
83	58635	FEE	586350	208 SAW MILL RIVER ROAD MILLWOOD, NY	Westchester
84	58636	FEE	586360	680 MAIN STREET MOUNT KISCO, NY	Westchester
85	58637	FEE	586370	434 GRAMATAN AVE. MOUNT VERNON, NY	Westchester
86	58638	FEE	586380	75 BROOKSIDE AVE. CHESTER, NY	Orange
87	58639	FEE	586390	409 MAIN STREET NEW PALTZ, NY	Ulster

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
88	58640	FEE	586400	657 NORTH AVE. NEW ROCHELLE, NY	Westchester

89	58641	FEE	586410	1001 ROUTE 94 NEW WINDSOR, NY	Orange

91	58643	FEE	586430	310 BROADWAY NEWBURGH, NY	Orange

92	58644	FEE	586440	246 ROUTE 17K NEWBURGH, NY	Orange

93	58645	FEE	586450	4100 ROUTE 9A & WELCHER AVE. PEEKSKILL, NY	Westchester

94	58646	FEE	586460	30 LINCOLN AVE. PELHAM, NY	Westchester

95	58647	FEE	586470	144 KING STREET PORT CHESTER, NY	Westchester

97	58650	FEE	586500	55 WASHINGTON STREET POUGHKEEPSIE, NY	Dutchess

98	58651	FEE	586510	2646 SOUTH ROAD POUGHKEEPSIE, NY	Dutchess

99	58652	FEE	586520	1061 FREEDOM PLAINS ROAD POUGHKEEPSIE, NY	Dutchess

100	58653	FEE	586530	2605 ROUTE 9 (a/k/a 428 SOUTH ROAD) POUGHKEEPSIE, NY	Dutchess

101	58654	FEE	586540	2063 NEW HACKENSACK ROAD POUGHKEEPSIE, NY	Dutchess

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
102	58655	FEE	586550	298 TITUSVILLE ROAD POUGHKEEPSIE, NY	Dutchess

103	58656	FEE	586560	69 THEODORE FREMD BLVD. RYE, NY	Westchester

104	58657	FEE	586570	826 WHITE PLAINS ROAD SCARSDALE, NY	Westchester

106	58659	FEE	586590	189 ROUTE 59 SPRING VALLEY, NY	Rockland

108	58661	FEE	586610	215 NORTH BROADWAY TARRYTOWN, NY	Westchester

110	58663	FEE	586630	8 MARBLEDALE ROAD TUCKAHOE, NY	Westchester

112	58665	FEE	586650	1468 ROUTE 9 WAPPINGERS FALLS, NY	Dutchess

113	58666	FEE	586660	3 COLONIAL AVE WARWICK, NY	Orange

114	58667	FEE	586670	116 NORTH ROUTE 303 WEST NYACK, NY	Rockland

117	58670	FEE	586700	142 TUCKAHOE ROAD YONKERS, NY	Westchester

118	58671	FEE	586710	3205 CROMPOND ROAD YORKTOWN HEIGHTS, NY	Westchester

120	58673	FEE	586730	10 WEST MERRIT BLVD (a/k/a 2410 ROUTE 9) FISHKILL, NY	Dutchess

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
121	58674	FEE	586740	290 ROUTE 211 EAST MIDDLETOWN, NY	Orange

122	58675	FEE	586750	275 ROUTE 59 EAST NANUET, NY	Rockland

124	58677	FEE	586770	174 WESTCHESTER AVE. WHITE PLAINS, NY	Westchester

128	58681	FEE	586810	80 BEDFORD ROAD KATONAH, NY	Westchester

129	40010	FEE	400100	66-610 KAMEHAMEHA HWY. HALEIWA, HI	Honolulu

130	40011	FEE	400110	3203 MONSARRAT AVE. HONOLULU, HI	Honolulu

131	40012	FEE	400120	2314 NORTH SCHOOL STREET HONOLULU, HI	Honolulu

132	40014	FEE	400140	215 SOUTH VINEYARD BLVD. HONOLULU, HI	Honolulu

133	40015	FEE	400150	2025 KALAKAUA AVE. HONOLULU, HI	Honolulu

134	40019	FEE	400190	46-004 KAMEHAMEHA HWY. HONOLULU, HI	Honolulu

135	40020	FEE	400200	47-515 KAMEHAMHA HWY. KANEOHE, HI	Honolulu

136	40023	FEE	400230	85-830 FARRINGTON HWY. WAIANAE, HI	Honolulu

137	40024	FEE	400240	87-1942 FARRINGTON HWY. WAIANAE, HI	Honolulu

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
138	40026	FEE	400260	94-780 FARRINGTON HWY. WAIPAHU, HI	Honolulu

139	29101	FEE	29101	11055 BALTIMORE AVENUE BELTSVILLE, MD	PRINCE GEORGE’S

140	29102	FEE	29102	11417 CHERRY HILL ROAD BELTSVILLE, MD	PRINCE GEORGE’S

141	29103	FEE	29103	10405 BALTIMORE AVENUE BELTSVILLE, MD	PRINCE GEORGE’S

142	29104	FEE	29104	4040 POWDER MILL ROAD BELTSVILLE, MD	PRINCE GEORGE’S

143	29105	FEE	29105	5650 ANNAPOLIS ROAD BLADENSBURG, MD	PRINCE GEORGE’S

144	29106	FEE	29106	16450 HARBOUR WAY BOWIE, MD	PRINCE GEORGE’S

145	29107	FEE	29107	8901 CENTRAL AVENUE CAPITAL HEIGHTS, MD	PRINCE GEORGE’S

146	29108	FEE	29108	6441 COVENTRY WAY CLINTON, MD	PRINCE GEORGE’S

147	29109	FEE	29109	7110 BALTIMORE AVENUE COLLEGE PARK, MD	PRINCE GEORGE’S

148	29110	FEE	29110	8401 BALTIMORE AVENUE COLLEGE PARK, MD	PRINCE GEORGE’S

149	29111	FEE	29111	5921 MARLBORO PIKE DISTRICT HEIGHTS, MD	PRINCE GEORGE’S

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
150	29112	FEE	29112	5520 MARLBORO PIKE DISTRICT HEIGHTS, MD	PRINCE GEORGE’S

151	29113	FEE	29113	7631 MARLBORO PIKE FORESTVILLE, MD	PRINCE GEORGE’S

152	29114	FEE	29114	10815 INDIAN HEAD HIGHWAY FORT WASHINGTON, MD	PRINCE GEORGE’S

153	29115	FEE	29115	7619 GREENBELT ROAD GREENBELT, MD	PRINCE GEORGE’S

154	29116	FEE	29116	6727 RIGGS ROAD HYATTSVILLE, MD	PRINCE GEORGE’S

155	29117	FEE	29117	3200 QUEENS CHAPEL ROAD HYATTSVILLE, MD	PRINCE GEORGE’S

156	29118	FEE	29118	7106 MARTIN L. KING JR. HIGHWAY LANDOVER, MD	PRINCE GEORGE’S

157	29119	FEE	29119	7545 LANDOVER ROAD LANDOVER, MD	PRINCE GEORGE’S

158	29120	FEE	29120	6579 ANNAPOLIS ROAD LANDOVER HILLS, MD	PRINCE GEORGE’S

159	29121	FEE	29121	5806 LANDOVER ROAD LANDOVER HILLS, MD	PRINCE GEORGE’S

160	29122	FEE	29122	9500 LANHAM SEVERN ROAD LANHAM, MD	PRINCE GEORGE’S

161	29123	FEE	29123	8850 GORMAN ROAD LAUREL, MD	HOWARD

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
162	29124	FEE	29124	801 WASHINGTON BLVD. LAUREL, MD	PRINCE GEORGE’S

163	29125	FEE	29125	3384 FORT MEADE ROAD LAUREL, MD	ANNE ARUNDEL

164	29126	FEE	29126	7801 SANDY SPRING ROAD LAUREL, MD	PRINCE GEORGE’S

165	29127	FEE	29127	15151 SWEITZER LANE LAUREL, MD	PRINCE GEORGE’S

166	29128	FEE	29128	14701 BALTIMORE AVENUE LAUREL, MD	PRINCE GEORGE’S

167	29129	FEE	29129	5622 ST. BARNABAS ROAD OXON HILL, MD	PRINCE GEORGE’S

168	29130	FEE	29130	6631 RIVERDALE ROAD RIVERDALE, MD	PRINCE GEORGE’S

169	29131	FEE	29131	6117 BALTIMORE BLVD. RIVERDALE, MD	PRINCE GEORGE’S

170	29132	FEE	29132	6400 CENTRAL AVENUE SEAT PLEASANT, MD	PRINCE GEORGE’S

171	29134	FEE	29134	3000 COLEBROOKE DRIVE SUITLAND, MD	PRINCE GEORGE’S

172	29135	FEE	29135	4747 SIVLER HILL ROAD SUITLAND, MD	PRINCE GEORGE’S

173	29136	FEE	29136	3399 BRANCH AVENUE TEMPLE HILLS, MD	PRINCE GEORGE’S

SITE NO.	LOCATION NUMBER	PROPERTY TYPE	ACCOUNT NUMBER	PROPERTY NAME & ADDRESS	COUNTY
174	29137	FEE	29137	10350 CAMPUS WAY SOUTH UPPER MARLBORO, MD	PRINCE GEORGE’S

175	29138	FEE	29138	15797 LIVINGSTON ROAD ACCOKEEK, MD	PRINCE GEORGE’S

SCHEDULE3.05(C)(2)

ADDITIONAL LEASED PROPERTIES

Property #	Address	City	State
6	1672 86th St.	Brooklyn	NY
7	161-51 Baisley Blvd	Jamaica	NY
8	75-41 Yellowstone Blvd	Rego Park	NY
16	98-21 Rockaway Blvd	Ozone Park	NY
17	1780 Coney Island Ave	Brooklyn	NY
20	1810 Cross Bronx Exp.	Bronx	NY
53	510 Suffolk Ave	Brentwood	NY
54	172 Howells Rd	Bay Shore	NY
70	564 Montauk Highway	West Islip	NY
74	43 Lake Street	White Plains	NY
78	1800 Central Ave	Yonkers	NY
82	32 Belle Ave	Ossining	NY
93	4350 Boston Post Rd	Pelham Manor	NY
100	140 Franklin Turnpike	Mahwah	NJ
103	200 Westchester Ave	Port Chester	NY
115	3400-08 Baychester Ave	Bronx	NY
116	128 East Main St	Elmsford	NY
126	4302 Ft Hamilton Pwy	Brooklyn	NY
128	2504 Harway Ave	Brooklyn	NY
146	837 Route 6	Mahopac	NY
152	3337 Boston Rd	Bronx	NY
159	245 Route 52	Carmel	NY
169	1499 Route 9	Wappingers Falls	NY
186	1915 Bruckner Blvd	Bronx	NY
195	6126 Amboy Rd	Staten Island	NY
212	348 E 106th St	New York	NY
218	69-05 Elliot Ave	Middle Village	NY
219	4925 Vandam St	Long Island City	NY
223	6418 8th Avenue	Brooklyn	NY
225	100-17 Beach Channel Dr	Rockaway Beach	NY
228	1881 Utica Ave	Brooklyn	NY
229	125 Kings Highway	Brooklyn	NY
234	1125-27 Richmond Terrace	Staten Island	NY
235	1820 Richmond Road	Staten Island	NY
254	1700 Georges Rd. Route 130	North Brunswick	NJ
258	1413 Edward L Grant Hwy	Bronx	NY
264	2590 Bailey Ave	Bronx	NY

Property #	Address	City	State
266	5805 Broadway	Bronx	NY
268	1185 Bronx River Ave	Bronx	NY
270	2400 E Tremont Ave	Bronx	NY
277	3031 Bailey Ave	Bronx	NY
278	944 Central Park Ave	Yonkers	NY
288	Route 36 & Ave D	Atlantic Highlands	NJ
299	481 Union Ave	Westbury	NY
301	357 No Broadway	Sleepy Hollow	NY
312	166-02 Northern Blvd	Flushing	NY
319	120 Moffatt Road	Mahwah	NJ
323	3083 Webster Ave	Bronx	NY
324	4000 Hylan Blvd	Staten Island	NY
325	1168 Pleasantville Road	Briarcliff Manor	NY
329	1441 Westchester Ave	Bronx	NY
331	6571 Broadway	Bronx	NY
332	600 South Pelham Pwky.	Bronx	NY
334	5818 18Th Ave	Brooklyn	NY
336	64-23 7Th Ave	Brooklyn	NY
339	4880 Broadway	New York	NY
340	89 St Nicholas Place	New York	NY
342	65-15 Cooper Ave	Glendale	NY
343	156-07 Rockaway Blvd	Ozone Park	NY
350	69 Pascack Road	Spring Valley	NY
360	323 Jericho Turnpike	Smithtown	NY
363	350 Rockaway Tpke	Cedarhurst	NY
365	1324 East Putnam Ave	Old Greenwich	CT
374	32 Route 59	Nyack	NY
411	3513 Atlantic Ave	Brooklyn	NY
425	570 Sunrise Hwy	West Islip	NY
427	1160 Straight Path	West Babylon	NY
432	999 Route 25A	Stony Brook	NY
439	2840 Pond Road	Lake Ronkonkoma	NY
444	515 Montauk Highway	Bay Shore	NY
460	295 Central Ave	Bethpage	NY
462	1714 New York Ave	Huntington Station	NY
507	520 Broad Ave	Ridgefield	NJ
537	1000 Motor Pkwy & Joshua	Central Islip	NY
544	190 Aqueduct Road	White Plains	NY
546	56-02 Broadway	Woodside	NY
552	655 Port Washington Blvd	Port Washington	NY

Property #	Address	City	State
568	36-02 21St St. & 36Th Ave.	Long Island City	NY
569	1508 Fifth Avenue	Bay Shore	NY
574	3230 Route 22	Patterson	NY
576	331 Tuckahoe Road	Yonkers	NY
577	719 Bronx River Rd	Yonkers	NY
578	1 Boston Post Rd	Rye	NY
579	185 North Highland Ave	Ossining	NY
581	1267 Fairfield Ave.	Bridgeport	CT
584	265 Main Street	Cromwell	CT
585	611 Main Street	East Hartford	CT
587	Route 32 & Route 87 - Box 17-A	Franklin	CT
589	176 Tolland Tpke	Manchester	CT
590	934-938 E. Main Street	Meriden	CT
591	612 Norwich-Salem Turnpike	Oakdale	CT
595	222 Danbury Rd	New Milford	CT
596	195 State Street	North Haven	CT
598	170 Taftville - Occum Rd	Norwich	CT
599	1096 Portland Cobalt Road	Portland	CT
600	309 Putnam Rd.	Wauregan	CT
601	398 Main Street	Southington	CT
606	216 Merrow Road	Tolland	CT
607	531 N.Main St.	Union City	CT
612	540 Derby Avenue	West Haven	CT
613	1830 E. State Street	Westport	CT
624	30 W. State Street	Granby	MA
625	123 Main St.	Great Barrington	MA
626	13 Russell St.	Hadley	MA
627	705 South Main Street	Lanesborough	MA
628	27 Palmer Rd	Monson	MA
629	148 Eagle St.	North Adams	MA
630	326 State Road	North Adams	MA
632	186 Wahconah St.	Pittsfield	MA
633	1030 South Street	Pittsfield	MA
635	19 Bridge St.	South Hadley	MA
637	2221 Main St. & Carew	Springfield	MA
638	1100 Page Blvd.	Springfield	MA
643	278 Elm Street	Westfield	MA
647	2 Pleasantville Rd.	Ossining	NY
652	R.D.#1 Route 130	Beverly	NJ
655	4431 Route 9	Freehold	NJ

Property #	Address	City	State
658	4545 Us Highway 9 (North)	Howell	NJ
659	321 Rte 440 South	Jersey City	NJ
661	100 White Horse Pike	Lawnside	NJ
665	1292 Rt 22 East	North Plainfield	NJ
667	639 Rte 17 South	Paramus	NJ
671	2401 Route 22 West	Union	NJ
675	P.O.Box 505 Rt 206	Andover	NJ
676	Rte107 & Glen Cove Rd.	Glen Head	NY
677	381 North Ave.	New Rochelle	NY
679	154 South Main Street	Torrington	CT
680	208 Foxon Road	North Branford	CT
681	1258 Middle Country Rd	Selden	NY
683	407 West Main Street	Meriden	CT
687	47 Wolcott Rd.	Wolcott	CT
703	530 Franklin Ave	Franklin Square	NY
709	2955 Cropsey Ave	Brooklyn	NY
751	630 Lincoln Hwy Rt 1	Fairless Hills	PA
6151	105 West Street	Bristol	CT
6152	1053 Farmington Ave.	Bristol	CT
6153	228 Pine Street	Bristol	CT
6154	948 Pine Street	Bristol	CT
6155	368 West High Street	Cobalt	CT
6156	384 Main Street	Durham	CT
6157	1 Main Street	Ellington	CT
6158	56 Enfield Street	Enfield	CT
6159	1387 Farmington Ave.	Farmington	CT
6160	867 Wethersfield Ave.	Hartford	CT
6161	923 Maple Ave.	Hartford	CT
6162	1101 East Main Street	Meriden	CT
6163	619 South Main Street	Middletown	CT
6164	710 West Main Street	New Britain	CT
6165	194 Kelsey Street	Newington	CT
6166	105 Washington Ave.	North Haven	CT
6167	67 East Main Street	Plainville	CT
6168	699 Main Street	Plymouth	CT
6169	875 Windham Road	South Windham	CT
6170	856 Sullivan Ave.	South Windsor	CT
6171	801 Thompsonville Road	Suffield	CT
6172	506 Talcotville Road	Vernon	CT
6173	720 North Colony Road	Wallingford	CT

Property #	Address	City	State
6175	1030 Hamilton Ave.	Waterbury	CT
6176	1676 Watertown Ave.	Waterbury	CT
6177	467 Wolcott Street	Waterbury	CT
6178	1219 Main Street	Watertown	CT
6179	930 Silas Deane Highway	Wethersfield	CT
6180	528 Main Street	West Haven	CT
6181	1309 Boston Post Road	Westbrook	CT
6182	1440 West Main Street	Willimantic	CT
6184	245 Ella Grasso Highway	Windsor Locks	CT
6185	269 Main Street	Windsor Locks	CT
6722	1030 Blue Hills Road	Bloomfield	CT
6742	36 Danbury Road	Ridgefield	CT
6743	2098 Fairfield Avenue	Bridgeport	CT
6744	331 West Avenue	Norwalk	CT
6748	16 Long Ridge Road	Stamford	CT
6751	1235 Park Avenue	Bridgeport	CT
6753	1464 Fairfield Avenue	Bridgeport	CT
6756	2750 North Ave.	Bridgeport	CT
6759	241 Kimberly Avenue	New Haven	CT
6762	179 Noroton & West Aves	Darien	CT
6764	271 Post Road East	Westport	CT
6765	224 Magee Avenue	Stamford	CT
6766	3050 Whitney Ave	Hamden	CT
6768	59 West Broad Street	Stamford	CT
6771	1046 Boston Post Road	Guilford	CT
6777	300 Bridgeport Avenue	Milford	CT
6778	265 Boston Avenue	Stratford	CT
6781	231 Cherry St	Milford	CT
6782	721 Kings Hwy	Fairfield	CT
6813	813 Federal Road	Brookfield	CT
6819	206 Main Ave.	Norwalk	CT
6822	886 Hartford Rd.	Manchester	CT
6826	1919 Broad St.	Hartford	CT
6831	158 Fitch St.	New Haven	CT
6834	242 S. Salem Rd.	Ridgefield	CT
6836	3725 Madison Avenue	Bridgeport	CT
6837	210 Danbury Rd.	Wilton	CT
6852	578 S Main St	Middletown	CT
6853	126 South Road	Enfield	CT
6864	1022 Burnside Avenue	East Hartford	CT

Property #	Address	City	State
6865	749 Main Street	Watertown	CT
6871	441 West Avon Road	Avon	CT
6872	339 Old Hartford Road	Colchester	CT
8644	4700 Kirkwood Highway	Wilmington	DE
8645	3506 Phil-Wilm Pike	Claymont	DE
8667	1147 Christiana Road	Newark	DE
8676	1712 Lovering Ave.	Wilmington	DE
28025	23 Main St.	Fairfield	ME
28027	515 Lisbon St	Lewiston	ME
28052	Main And Elm Sts	Biddeford	ME
28206	211 Lisbon Road	Lisbon	ME
28207	Lisbon & Union Streets	Lisbon Falls	ME
28208	460-464 Warren Avenue	Portland	ME
28215	161 Bridgton Road	Westbrook	ME
28222	207 Broadway	South Portland	ME
28223	510 Sabattus Street	Lewiston	ME
28227	393 Western Avenue Suite 1-3	Augusta	ME
29101	11055 Baltimore Ave.	Beltsville	MD
29102	11417 Cherry Hill Road	Beltsville	MD
29103	10405 Baltimore Ave.	Beltsville	MD
29104	4040 Powder Mill Road	Beltsville	MD
29105	5650 Annapolis Road	Bladensburg	MD
29106	16450 Harbour Way	Bowie	MD
29107	8901 Central Ave.	Capitol Heights	MD
29108	6441 Coventry Way	Clinton	MD
29109	7110 Baltimore Ave.	College Park	MD
29110	8401 Baltimore Ave.	College Park	MD
29111	5921 Marlboro Pike	District Heights	MD
29112	5520 Marlboro Pike	District Heights	MD
29113	7631 Marlboro Pike	Forestville	MD
29114	10815 Indian Head Highway	Fort Washington	MD
29115	7619 Greenbelt Road	Greenbelt	MD
29116	6727 Riggs Road	Hyattsville	MD
29117	3200 Queens Chapel Road	Hyattsville	MD
29118	7106 Martin L. King Jr. Hwy.	Landover	MD
29119	7545 Landover Road	Landover	MD
29120	6579 Annapolis Road	Landover Hills	MD
29121	5806 Landover Road	Landover Hills	MD
29122	9500 Lanham Severn Road	Lanham	MD
29123	8850 Gorman Road	Laurel	MD

Property #	Address	City	State
29124	801 Washington Blvd.	Laurel	MD
29125	3384 Fort Meade Road	Laurel	MD
29126	7801 Sandy Spring Road	Laurel	MD
29127	15151 Sweitzer Lane	Laurel	MD
29128	14701 Baltimore Ave.	Laurel	MD
29129	5622 St. Barnabas Road	Oxon Hill	MD
29130	6631 Riverdale Road	Riverdale	MD
29131	6117 Baltimore Blvd.	Riverdale	MD
29132	6400 Central Ave.	Seat Pleasant	MD
29134	3000 Colebrooke Drive	Suitland	MD
29135	4747 Silver Hill Road	Suitland	MD
29136	3399 Branch Ave.	Temple Hills	MD
29137	10350 Campus Way South	Upper Marlboro	MD
29138	1597 Livingston Road	Accokeek	MD
29815	353 Baltimore Boulevard	Westminster	MD
29817	Us Rt #11	Williamsport	MD
30161	65 Main Street	Milford	MA
30317	1744 Centre St.	West Roxbury	MA
30324	1 Powder Mill Rd	Maynard	MA
30326	221 Main St.	Gardner	MA
30327	663 Washington St	Stoughton	MA
30331	295 Mass. Ave.	Arlington	MA
30332	484 Broadway	Methuen	MA
30344	245 N. Main St.	Randolph	MA
30352	110 Galen St.	Watertown	MA
30374	22 Bridge Street	Dedham	MA
30375	4 Whiting Street	Hingham	MA
30392	61 Homer Avenue	Ashland	MA
30393	325 Washington St	Woburn	MA
30404	563 Trapelo Rd.	Belmont	MA
30409	792 Truman Hywy	Hyde Park	MA
30411	2081 Revere Beach Parkway	Everett	MA
30429	63 S. Washington St.	North Attleboro	MA
30436	527 Grafton Street	Worcester	MA
30438	835 Rockdale Ave. (North	New Bedford	MA
30445	150 Plymouth Ave	Fall River	MA
30457	609 Park Ave.	Worcester	MA
30458	East Main St	Webster	MA
30466	185 Mechanic St	Clinton	MA
30468	10 Main St.	Foxborough	MA

Property #	Address	City	State
30472	564 Main St.	Clinton	MA
30488	112 Barnstable Rd	Hyannis	MA
30515	331 Bennington St	Boston	MA
30521	964 Boylston St	Newton	MA
30524	40 Davis Straits	Falmouth	MA
30545	30 Lowell Street	Methuen	MA
30546	399 Webster Street	Rockland	MA
30552	1052 S. Main Street	Bellingham	MA
30553	531 Mt Pleasant St	New Bedford	MA
30558	421 Taunton Avenue	Seekonk	MA
30559	571 Main St.	Walpole	MA
30561	785 Turnpike Street	North Andover	MA
30562	1 Oak Hill Road	Westford	MA
30600	309 Chelmsford Street	Lowell	MA
30602	481 Washington Street	Auburn	MA
30603	245 Haverhill Street	Methuen	MA
30604	9 Haverhill Road	Amesbury	MA
30605	71 East Main Street	Georgetown	MA
30610	581 Boston Post Rd	Billerica	MA
30612	679 Main St.	Chatham	MA
30615	709 Main St. (Rt. 39)	Harwich	MA
30618	801 Lakeview Ave	Lowell	MA
30619	163-164 Pelham Street	Methuen	MA
30623	96 Cranberry Hwy Po Bx991	Orleans	MA
30624	1-1/2 Sylvan Street	Peabody	MA
30625	60-70 Franklin Street	Quincy	MA
30627	94 Jackson Street	Salem	MA
30629	869 Main St (Rt 38)	Tewksbury	MA
30631	714 W Falmouth Hwy	Falmouth	MA
30633	262 Groton Road	Westford	MA
30634	317 Montvale Ave.	Woburn	MA
30635	476 Main Street	Yarmouthport	MA
30636	724 Bedford St	Bridgewater	MA
30648	321 Adams Street	Dorchester	MA
30652	860 Southbridge St.	Auburn	MA
30653	2 Summer St & James St.	Barre	MA
30654	390 Belmont Street	Worcester	MA
30657	1177 No. Main Street	Clinton	MA
30658	974 Southbridge Street	Worcester	MA
30662	71 East Central Street	Franklin	MA

Property #	Address	City	State
30663	77 Highland Street	Worcester	MA
30664	199 Falmouth Road	Hyannis	MA
30665	288 Central Street	Leominster	MA
30666	248 Lincoln Street	Worcester	MA
30669	48 West Main Street	Northborough	MA
30672	21 West Boylston Street	West Boylston	MA
30674	176 Worcester Rd.	Southbridge	MA
30676	1308 State Hwy (Rte. 28)	South Yarmouth	MA
30677	205 Worcester Road	Sterling	MA
30678	318 Boston Road	Sutton	MA
30679	1107 Pleasant Street	Worcester	MA
30681	Rt.140,Main St. & Hartford Pk	Upton	MA
30683	11 Milk Street	Westborough	MA
30684	570 Main Street	Harwichport	MA
30685	30 Chandler Street	Worcester	MA
30686	193 Southwest Cutoff	Worcester	MA
30687	942 South Street	Fitchburg	MA
30688	702 West Boylston Street	Worcester	MA
30691	90 Worcester Street	North Grafton	MA
30693	109 South Main Street	Oxford	MA
30694	54 Stafford Street	Worcester	MA
30695	223 Main Street	Athol	MA
30697	1264 Grafton Street	Worcester	MA
30700	1660 Worcester Road	Framingham	MA
30702	Cape Road (Rt. 140) & Water St	Milford	MA
30704	2 Hartford Avenue	Uxbridge	MA
30713	274 High Street	Lowell	MA
40000	4810 East Highland Drive	Jonesboro	AR
40001	17055 Lakewood Blvd.	Bellflower	CA
40002	6001 Goodyear Road	Benicia	CA
40003	46651 Dillon Road	Coachella	CA
40004	690 El Cajon Blvd.	El Cajon	CA
40005	903 Ventura Street	Fillmore	CA
40006	15933 Main Street	Hesperia	CA
40007	8471 Walker Street	La Palma	CA
40008	13236 Poway Road	Poway	CA
40009	1110 West Gladstone Street	San Dimas	CA
40030	750 East 25Th Street	Baltimore	MD
40031	2207 North Howard Street	Baltimore	MD
40032	8300 Baltimore National Pike	Ellicott City	MD

Property #	Address	City	State
40033	1102 South Fayetteville Street	Asheboro	NC
40035	120 South Linville Road	Kernersville	NC
40038	722 Highway Street	Madison	NC
40039	1002 Us Highway 70 East	New Bern	NC
40041	3100 Old Hollow Road	Walkertown	NC
40042	634 South Main Street	Walnut Cove	NC
40043	4206 Reidsville Road	Winston Salem	NC
40044	Hwy. 85 & Interstate 94	Belfield	ND
40045	24 Allenstown Road	Allenstown	NH
40046	4 Technology Drive	Bedford	NH
40047	28 West River Road	Hooksett	NH
40048	1731 East Division Street	Arlington	TX
40049	1600 Wells Branch Parkway	Austin	TX
40050	5301 North Lamar Blvd.	Austin	TX
40051	13201 Fm (Ranch Road) 620 N	Austin	TX
40051	13201 Fm (Ranch Road) 620 N	Austin	TX
40052	3501 Harwood Road	Bedford	TX
40053	901 South Bell Blvd.	Cedar Park	TX
40054	5301 North Beach Street	Fort Worth	TX
40054	5301 North Beach Street	Fort Worth	TX
40055	307 East Fm 2410	Harker Heights	TX
40055	307 East Fm 2410	Harker Heights	TX
40056	11912 Old Galveston Road	Houston	TX
40056	11912 Old Galveston Road	Houston	TX
40057	103 North Main	Keller	TX
40057	103 North Main	Keller	TX
40058	300 East Corporate Drive	Lewisville	TX
40059	318 West Main Street	Midlothian	TX
40060	5800 Davis Blvd.	North Richland Hills	TX
40061	2201 I-35 South	San Marcos	TX
40062	12310 Nw H.K.Dodgen Loop	Temple	TX
40062	12310 Nw H.K.Dodgen Loop	Temple	TX
40063	5745 Highway 121	The Colony	TX
40064	100 South New Road	Waco	TX
40064	100 South New Road	Waco	TX
40065	801 North Holman Street	Brookland	AR
40066	2028 North Church Street	Jonesboro	AR
55211	Danforth Circle	Derry	NH
55234	70 Plaistow Road	Plaistow	NH
55236	18 High Street	Somersworth	NH

Property #	Address	City	State
55237	164 Main Street And Granite	Salem	NH
55238	2 Mohawk Drive	Londonderry	NH
55239	129 South Main Street	Rochester	NH
55244	605 Daniel Webster Hwy	Merrimack	NH
55245	485 Amherst St	Nashua	NH
55246	135 Bridge Street	Pelham	NH
55247	219 Pembroke Street	Pembroke	NH
55249	Route 11 & Ten Rod Rd	Rochester	NH
55250	74 Hancock Street	Rochester	NH
55253	463 High Street	Somersworth	NH
55254	108 Portsmouth Ave.	Exeter	NH
55256	Rt 101	Candia	NH
55257	Rt 125	Epping	NH
55258	1890 Dover Road	Epsom	NH
55261	4 Amherst Street	Milford	NH
55265	1815 Woodbury Ave	Portsmouth	NH
55267	233 S. Broadway	Salem	NH
55268	587 Lafayette Road	Seabrook	NH
55274	32 Bridge Street	Pelham	NH
56003	81 Route #94	Mcafee	NJ
56025	124 W. Mt.Pleasant Ave.	Livingston	NJ
56027	1296 Rt. 33 & Hamilton Sq	Trenton	NJ
56047	661 Bloomfield Ave	Nutley	NJ
56048	182 Pennington Ave.	Trenton	NJ
56051	1940 Rt 34 & Allenwood Rd	Wall Township	NJ
56056	2352 Morris Avenue (Rahway	Union	NJ
56062	Rts #571 & #535	Cranbury	NJ
56073	208 Branchport Avenue	Long Branch	NJ
56075	1101 E. Jersey St. (Madis	Elizabeth	NJ
56082	158 W. Sylvania Avenue	Neptune City	NJ
56084	8 Stonehouse Road	Basking Ridge	NJ
56086	1545 Hurffville Road	Deptford	NJ
56087	2061 Fellowship & Springdale R	Cherry Hill	NJ
56088	401 Egg Harbor Road	Sewell	NJ
56092	Rt #31 & Bartles Corner Road	Flemington	NJ
56096	75 Springside & Woodlane Rds.	Westampton Twp	NJ
56101	1870 Kuser Rd.	Trenton	NJ
56109	16Th & F Sts.	Belmar	NJ
56113	Route #71 & Wall Road	Spring Lake	NJ
56118	1213 Route 27	Franklin Twp.	NJ

Property #	Address	City	State
56119	29 Route 12 & Broad Street	Flemington	NJ
56131	141 Kings Highway	Mt. Royal	NJ
56139	119 Godwin Avenue	Midland Park	NJ
56142	263 E. 29Th St & Rt. 20	Paterson	NJ
56145	3639 Route 9 (North)	Freehold	NJ
56156	1 West 9Th Street	Ocean City	NJ
56167	414 Route 206	Hillsborough	NJ
56169	128 Chestnut Ridge Rd & Lake	Montvale	NJ
56206	Route #1 And Washington R	Princeton	NJ
56215	1705 Route 33 (Corlies Ave)	Neptune	NJ
56252	473 Main Street	Belleville	NJ
56255	2501 Bridge Ave.	Point Pleasant	NJ
56260	1413 North Broad Street	West Deptford	NJ
56263	176 West End Avenue	Somerville	NJ
56276	1490 Bergen Boulevard	Fort Lee	NJ
56294	592 Route 70	Brick	NJ
56297	650 Route 15 South	Lake Hopatcong	NJ
56326	2551 Brunswick Ave.	Trenton	NJ
56803	125 N.Washington Ave.(Hic	Bergenfield	NJ
56847	1112 Route #22 Summit Rd	Mountainside	NJ
56852	134 Nj Rt. #4 (East Bound	Englewood	NJ
56869	749 Lyons Avenue	Irvington	NJ
56873	989 Somerset St.	Watchung	NJ
56877	Shunpike & Green Village	Green Village	NJ
56886	1060 Stuyvesant Ave	Irvington	NJ
56891	171 Bloomfield Ave. (Berk	Bloomfield	NJ
56892	88 E. Mcfarlan St	Dover	NJ
56893	Bordentown Ave. & Ernston	Parlin	NJ
56897	2510 Tonnelle Ave.(N.Berg	North Bergen	NJ
56899	N.J. Route #17 -(South)	Hasbrouck Heights	NJ
56904	571 Inman Avenue (Jordan)	Colonia	NJ
56915	51 North Walnut Street	Ridgewood	NJ
56921	615 Washington Ave.	Washington Township	NJ
56922	357 N.J. Rte #17	Paramus	NJ
56926	2284 Route #4	Fort Lee	NJ
56939	Ocean And Riverdale	Monmouth Beach	NJ
56962	1067 South Broad Street	Trenton	NJ
56999	585 Northfield Ave	West Orange	NJ
58006	232 North Long Beach Road	Rockville Centre	NY
58007	70-21 73Rd Place (Central	Glendale	NY

Property #	Address	City	State
58012	206-06 Jamaica Ave.	Bellaire	NY
58022	86 North Babylon Tpke	North Merrick	NY
58027	120 Cutter Mill Rd	Great Neck	NY
58031	665 Glen Cove Avenue	Glen Head	NY
58032	347 Nassau Blvd.	Garden City	NY
58046	90 Glen Cove Road	East Hills	NY
58054	490 Pulaski Road	Greenlawn	NY
58061	606 Wantagh Avenue	Levittown	NY
58064	1880 Front Street	East Meadow	NY
58065	3730 Hempstead Tpke.	Levittown	NY
58077	2495 Cropsey Ave.	Brooklyn	NY
58079	3902 Avenue U	Brooklyn	NY
58085	204-12 Northern Blvd	Bayside	NY
58092	657 Sawmill River Rd	Ardsley	NY
58101	774 Tuckahoe Rd.	Yonkers	NY
58119	5801 Flatlands Ave	Brooklyn	NY
58121	67 Quaker Ridge Rd.	New Rochelle	NY
58131	15 Veterans Memorial Hwy.	Commack	NY
58141	378 Main St. & Brick Kiln Rd.	Sag Harbor	NY
58142	2 Montauk Highway	East Hampton	NY
58144	1525 Montauk Highway	Mastic	NY
58154	1982 Bronxdale Ave.	Bronx	NY
58184	757 Central Park Av	Yonkers	NY
58205	51-63 Eighth Ave.	New York	NY
58295	1164 Rte. 112	Port Jefferson	NY
58329	171 N Highland Av	Ossining	NY
58401	3694 Barger St	Shrub Oak	NY
58409	119 West 145Th St	New York	NY
58415	2001 Gravesend Neck Road	Brooklyn	NY
58441	1881 Forest Ave.	Staten Island	NY
58442	1201 Victory Blvd.	Staten Island	NY
58443	717 Richmond Rd	Staten Island	NY
58535	4780 Boston Post Road	Pelham Manor	NY
58553	5931 Amboy Road (Bethune)	Staten Island	NY
58558	5 Fingerboard St.	Staten Island	NY
58574	241 Terry Road	Smithtown	NY
58576	520 Hicksville Rd.	Massapequa	NY
58592	242 Dyckman Street	New York	NY
58596	700 Route #211 East	Middletown	NY
58602	532 Plandome Rd.	Manhasset	NY

Property #	Address	City	State
58703	1372 Union St & Brandywine Ave	Schenectady	NY
58727	3159 Troy-Schenectady Rd	Niskayuna	NY
58732	Terminal & Prospect St.	Poughkeepsie	NY
58774	165 Route 59	Monsey	NY
58829	3229 Sunrise Highway	Wantagh	NY
58836	26-27 College Point Boulevard	Flushing	NY
58855	4220 Sheridan Drive	Amherst	NY
58856	1780 Seneca Street	Buffalo	NY
58858	595 Ontario Street	Buffalo	NY
58859	650 Tonawanda Street	Buffalo	NY
58860	2211 Grand Island Boulevard	Grand Island	NY
58861	5461 Southwestern Boulevard	Hamburg	NY
58862	660 Englewood Avenue	Tonawanda	NY
58865	820 Center Street	Lewiston	NY
58866	6302 Buffalo Avenue	Niagara Falls	NY
58871	6130 Main Street	Williamsville	NY
58900	916 State Route 244	Alfred Station	NY
58901	99 South Main Street	Avoca	NY
58902	5267 Clinton Street Road	Batavia	NY
58903	6890 Byron-Holley Road	Byron	NY
58904	131 South Main Street	Castile	NY
58905	2 East Buffalo Street	Churchville	NY
58906	2594 Main Road	East Pembroke	NY
58907	2 Pennsylvania Ave.	Friendship	NY
58908	145 North Main Street	Naples	NY
58909	4179 Buffalo Road	Rochester	NY
58911	2 South Center Street	Perry	NY
58912	41 South Main Street	Prattsburgh	NY
58913	11 West Lamoka Ave.	Savona	NY
58914	2357 North Main Street	Warsaw	NY
58915	215 North Main Street	Wellsville	NY
58916	3774 Chili Ave.	Rochester	NY
58917	336 West Washington Street	Bath	NY
58918	3211 County Road # 10	Canandaigua	NY
58921	5763 Big Tree Road	Lakeville	NY
58922	3705 Main Street	Greigsville	NY
58923	335-337 East Henrietta Road	Rochester	NY
67215	40Th Street & Powelton Av	Philadelphia	PA
67227	3050 Lehigh Street	Allentown	PA
67235	552-554 Markley Street	Norristown	PA

Property #	Address	City	State
67243	596 Lancaster Ave. & Penn St.	Bryn Mawr	PA
67244	725 Fayette Street	Conshohocken	PA
67249	6301 Castor & Robbins Avenue	Philadelphia	PA
67253	907 Huntingdon Pike	Huntingdon Valley	PA
67254	1150 Bustleton Pike	Feasterville	PA
67258	6700 Bustleton Ave	Philadelphia	PA
67261	2101 Oregon Pike	Philadelphia	PA
67265	5700 Ridge Ave & Shurs	Philadelphia	PA
67266	8244-8256 Lowber Avenue	Philadelphia	PA
67271	102 West Eagle Road	Havertown	PA
67272	401 East Baltimore Avenue	Media	PA
67274	100 East Champlost Avenue	Philadelphia	PA
67276	7800 Ridge Ave	Philadelphia	PA
67278	417 East Providence Road	Aldan	PA
67288	Rt 1 & Old Lincoln Hwy.	Trevose	PA
67298	1320 West Chester Pike	Havertown	PA
67367	5300 Springfield Road	Clifton Hgts.	PA
67381	Oak & Providence Roads	Aldan	PA
67401	134 West Baltimore Avenue	Clifton Hgts	PA
67402	2401 N.Broad St & York St	Philadelphia	PA
67405	405 West Bridge Street	Morrisville	PA
67409	8797 Frankford Ave. & Magargee	Philadelphia	PA
67415	1 Nutt Road	Phoenixville	PA
67419	894 North Charlotte Street	Pottstown	PA
67425	301-303 Harleysville Pike	Souderton	PA
67431	313 Swamp Road	Furlong	PA
67433	Main Rt #611 & East St.	Doylestown	PA
67434	778 2Nd Street Pike	Richboro	PA
67437	301 East Johnson Highway	Norriton Twp.	PA
67531	306 Main Street	Trappe	PA
67602	3710 Westchester Pike	Newtown Square	PA
67613	1009 Brooke Blvd	Reading	PA
67613	1009 Brooke Blvd	Reading	PA
67618	8009 Old York Road	Elkins Park	PA
67624	6100 York Road	New Oxford	PA
67638	50 Main St (Getty)	Glen Rock	PA
67664	2250 Cottman Ave.	Philadelphia	PA
67665	4630 William Flynn Highway	Allison Park	PA
67666	2401 Freeport Road	New Kensington	PA
68003	1015 Sandy Lane	Warwick	RI

Property #	Address	City	State
68005	1188 Cumberland Hill Road	Woonsocket	RI
68007	1271 Broad Street	Providence	RI
68200	216 Main Street	Ashaway	RI
68607	Massasoit Ave. & Dexter	East Providence	RI
68614	33 Jefferson Blvd.	Warwick	RI
68619	899 Pontiac Avenue	Cranston	RI
68623	227 County Road	Barrington	RI
68643	1879 Mineral Spring Ave.	N. Providence	RI
68645	732 Willett Ave.	East Providence	RI
68646	Rr 11 4087 Tower Hill Rd	Wakefield	RI
69016	Route 61 & Rr # 3 (Mt Carbon)	Pottsville	PA
69019	Rt 61 Rd #5 (Fairlane)	Pottsville	PA
69416	518 Greenfield Road	Lancaster	PA
69424	302 Highland Drive	Mountville	PA
69425	Route 72 & Long Lane	Ebenezer	PA
69439	203 S. Third Street	Oxford	PA
69440	1001 Buchert Road	Pottstown	PA
69484	W. Greenwich & Schylkill Ave	Reading	PA
69495	7710 Allentown Blvd	Harrisburg	PA
69503	1100 Millersville Pike	Lancaster	PA
69504	312 West Main Street	New Holland	PA
69679	3500 Kutztown Road	Laureldale	PA
69682	Main & S.High Streets	Arendtsville	PA
69683	308 E. Wyomissing Avenue	Mohnton	PA
69690	Route 16	Mcconnellsburg	PA
70000	101 East Main Street	Crestline	OH
70001	2424 Possum Run Road	Mansfield	OH
70002	876 Park Ave. East	Mansfield	OH
70003	150 Sandusky Street	Monroeville	OH
71271	1033 West Little Creek Rd.	Norfolk	VA
71500	10030 Sliding Hill Road	Ashland	VA
71501	2102 A South Main St.	Farmville	VA
71502	2515 Salem Church Road	Fredericksburg	VA
71503	620 Cambridge Street	Fredericksburg	VA
71504	11517 Tidewater Trail	Fredericksburg	VA
71505	8520 Jefferson Davis Hwy.	Fredericksburg	VA
71506	4690 Pouncey Tract Road	Glen Allen	VA
71507	11390 Nuckols Road	Glen Allen	VA
71508	5306 James Madison Highway	King George	VA
71509	12132 King William Rd.	King William	VA

Property #	Address	City	State
71510	9200 Chamberlayne Ave.	Mechanicsville	VA
71511	6675 Cold Harbor Road	Mechanicsville	VA
71512	7559 Cold Harbor Road	Mechanicsville	VA
71513	8188 Atlee Road	Mechanicsville	VA
71513	8188 Atlee Road	Mechanicsville	VA
71513	8188 Atlee Road	Mechanicsville	VA
71513	8188 Atlee Road	Mechanicsville	VA
71514	7119 Mechanicsville Tpke.	Mechanicsville	VA
71515	9492 Chamberlayne Road	Mechanicsville	VA
71516	6110 Mechanicsville Tpke.	Mechanicsville	VA
71517	16575 Mountain Road	Montpelier	VA
71518	23002 Airport Street	Petersburg	VA
71519	2650 New Market Road	Richmond	VA
71520	23755 Rodgers Clark Blvd.	Ruther Glen	VA
71521	4001 E. Williamsburg Road	Sandston	VA
71522	11625 Brock Road	Spotsylvania	VA
85000	6227 Phillips Highway	Jacksonville	FL
85001	10917 North Main Street	Jacksonville	FL
85002	422 West 21St. Street	Jacksonville	FL
85003	810 North Mcduff Ave.	Jacksonville	FL
85004	6563 Commonwealth Ave.	Jacksonville	FL
85005	2920 Silver Star Road	Orlando	FL

SCHEDULE 3.05(D)(1)

MORTGAGE PROPERTY LEASES

Master Energy Lease, dated September 27, 2005, between Trustreet Properties, Inc., CNL APF Partners, L.P., Fuel Supply, Inc., USRP (Molly), LLC, USRP (Bob), LLC, USRP (Fred), LLC, USRP (Sarah), LLC, USRP (Hawaii), LLC, USRP (Jennifer), LLC, and USRP (Steve), LLC, collectively as Landlord, and Aloha Petroleum, Ltd., as Tenant, as assigned to Getty HI Leasing, Inc. pursuant to that certain Assignment and Assumption of Master Energy Lease, dated March 31, 2007, between Landlord, as Assignor, and Getty HI Leasing, Inc., as Assignee.

Unitary Net Lease Agreement, dated March 30, 2011, between GTY MA/NH Leasing, Inc., as Lessor, and Nouria Energy Ventures I, LLC, as Lessee.

Unitary Net Lease Agreement, dated January 13, 2011, between GTY NY Leasing, Inc., as Lessor, and CPD NY Energy Corp., as Lessee.

Unitary Net Lease Agreement, dated September 25, 2009, between GTY MD Leasing, Inc., as Lessor, and White Oak Petroleum, LLC, as Lessee.

SCHEDULE 3.05(D)(2)

ADDITIONAL LEASES

[***]1

[1]	[***] Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

SCHEDULE 3.05(D)(3)

RENT ROLL

[***]2

[2]	[***] Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

SCHEDULE 3.05(E)

GROUND LEASES

Property #	Address	City	State
30203	380 SOUTHBRIDGE STREET	AUBURN	MA
30205	257 WEST BOYLSTON STREET	WEST BOYLESTON	MA
30209	61 63 MIDDLESEX TURNPIKE	BURLINGTON	MA
30210	189 CHELMSFORD STREET	CHELMSFORD	MA
30212	149 ENDICOTT STREET	DANVERS	MA
30215	264 TIMPANY BLVD	GARDNER	MA
30216	26 COMMERCIAL ROAD	LEOMINSTER	MA
30217	436 LANCASTER STREET	LEOMINSTER	MA
30218	460 KING STREET	LITTLETON	MA
30232	30 LACKEY DAM ROAD	UXBRIDGE	MA
30235	128 TURNPIKE ROAD	WESTBOROUGH	MA
55306	100 MAST RD (SR 114)	GOFFSTOWN	NH
55307	1326 HOOKSETT ROAD	HOOKSETT	NH
55312	1932 SOUTH WILLOW STREET	MANCHESTER	NH
55319	270 MAIN DUNSTABLE ROAD	NASHUA	NH
58627	399 GREENWICH AVE.	GOSHEN	NY
58632	80 BEDFORD ROAD	KATONAH	NY
58642	1423 ROUTE 300	NEWBURGH	NY
58648	101 South Ridge Street	PORT CHESTER	NY
58649	425 BOSTON ROAD	PORT CHESTER	NY

Property #	Address	City	State
58658	ROUTE 35 & BOUTON ROAD	SOUTH SALEM	NY
58660	407 WHITE PLAINS ROAD	EASTCHESTER	NY
58662	19 MARBLE AVE.	THORNWOOD	NY
58664	1050 ROUTE 9	WAPPINGERS FALLS	NY
58668	1237 MAMARONECK AVE.	WHITE PLAINS	NY
58669	1176 NEPPERHAN AVE.	YONKERS	NY
58672	2035 SAW MILL RIVER ROAD	YORKTOWN HEIGHTS	NY
58676	3081 ROUTE 22	PATTERSON	NY
58678	HUTCHINSON RIVER PARKWAY	WHITE PLAINS	NY
58679	838 KIMBALL AVE.	YONKERS	NY
58680	275 ROUTE 59 EAST	NANUET	NY

SCHEDULE 3.06

DISCLOSED MATTERS

None.

SCHEDULE 7.01

ENVIRONMENTAL REMEDIATION AND COMPLIANCE MATTERS

Property #	Address	City	State	Lifecycle Phase

6	1672 86th Street	Brooklyn	New York	Assessment

7	161-51 Baisley Boulevard	Jamaica	New York	RAP Implementation

8	75-41 Yellowstone Blvd	Rego Park	New York	O & M

16	98-21 Rockaway Boulevard	Ozone Park	New York	RAP Implementation

17	1780 Coney Island Avenue	Brooklyn	New York	RAP Implementation

20	1810 CROSS BRONX EXP.	BRONX	New York	Closure Activities

38	2686 Long Beach Road	Oceanside	New York	Assessment

65	1 MONTAUK & CARLTON AVE	EAST ISLIP	New York	Assessment

77	758 Pelham Road	New Rochelle	New York	Closure Activities

91	40 N. Stone Avenue	Elmsford	New York	O & M

93	4350 Boston Post Road	Pelham Manor	New York	Closure Activities

100	140 Franklin Turnpike	Mahwah	New Jersey	Closure Compliance

101	221 ROUTE 303	VALLEY COTTAGE	New York	O & M

102	2311 Crompound Road	Peekskill	New York	RAP Prep

103	200 Westchester Avenue	Port Chester	New York	RAP Prep

114	2453 Westchester Avenue	Bronx	New York	Assessment

116	128 EAST MAIN ST	ELMSFORD	New York	O & M

117	946 BOSTON POST RD.	MAMARONECK	New York	O & M

163	1738 RT.9W	KINGSTON	New York	O & M

190	1809 ROUTE 1	RAHWAY	New Jersey	Assessment

200	13 Clarke Avenue	Staten Island	New York	O & M

214	116-60 Sutphin Boulevard	Jamaica	New York	Closure Activities

223	6418 8th Avenue	Brooklyn	New York	Closure Compliance

229	125 KINGS HIGHWAY	BROOKLYN	New York	O & M

232	211-02 Jamaica Avenue	Bellaire	New York	Closure Compliance

Property #	Address	City	State	Lifecycle Phase

234	1125-27 Richmond Terrace	Staten Island	New York	Closure Activities

235	1820 Richmond Road	Staten Island	New York	Assessment

252	4301 BOSTON POST ROAD	BRONX	New York	O & M

257	895 Melrose Avenue	Bronx	New York	Closure Activities

269	1827 Westchester Avenue	Bronx	New York	O & M

270	2400 East Tremont Avenue	Bronx	New York	RAP Implementation

275	495 E. 180Th & Bathgate	Bronx	New York	Closure Activities

278	944 Central Park Avenue	Yonkers	New York	O & M

288	State Highway 36 & Avenue D	Atlantic Highlands	New Jersey	Closure Activities

299	481 UNION AVE	WESTBURY	New York	Assessment

301	257 North Broadway	SLEEPY HOLLOW	New York	O & M

304	1297 Route 9	Old Bridge	New Jersey	Closure Activities

312	166-02 Northern Boulevard	Flushing	New York	O & M

324	4000 Hylan Boulevard	Staten Island	New York	Closure Compliance

325	1168 PLEASANTVILLE ROAD	BRIARCLIFF MANOR	New York	O & M

329	1441 Westchester Avenue	Bronx	New York	Closure Compliance

332	600 South Pelham Parkway	Bronx	New York	O & M

339	4880 Broadway	New York	New York	Closure Activities

340	89 St. Nicholas Place	New York	New York	Closure Compliance

341	239 10th Avenue	New York	New York	Closure Activities

348		Bloomfield	New Jersey	Closure Compliance

353	163-10 Pidgeon Meadow Rd.	Flushing	New York	Closure Activities

358	185 EAST LINCOLN AVE	PELHAM	New York	Assessment

362	1212 Victory Boulevard	Staten Island	New York	Closure Compliance

363	350 ROCKAWAY TPKE	CEDARHURST	New York	Assessment

365	1324 East Putnam Ave	Old Greenwich	Connecticut	Predelineation

369	26 E. Post Road	White Plains	New York	RAP Implementation

Property #	Address	City	State	Lifecycle Phase

370	Route 36 & Atlantic Avenue	Keyport	New Jersey	Closure Activities

396	1842 Victory Boulevard	Staten Island	New York	Closure Activities

444	515 MONTAUK HIGHWAY	BAY SHORE	New York	Closure Compliance

448	1164 MONTAUK HWY	E. PATCHOGUE	New York	Closure Compliance

464	869 ATLANTIC AVE	BALDWIN	New York	Assessment

491	1422 Wantagh Ave.	Wantagh	New York	Predelineation

506	1300 Englishtown Rd.	Old Bridge	New Jersey	Closure Compliance

523	1741 Route 37 West	Toms River	New Jersey	Closure Activities

535	310 Bay Shore Road	N. Babylon	New York	Closure Activities

539	1255 McBride	W. Paterson	New Jersey	Closure Activities

564	1103-1107 De Kalb Avenue	Brooklyn	New York	Closure Activities

570	69 BANK STREET	White Plains	New York	Assessment

585	611 Main St., E. Hartford	Hartford	Connecticut	Closure Activities

587	Routes 32 & 87	Franklin	Connecticut	Closure Compliance

589	176 Tolland Tpke & B Acres	Manchester	Connecticut	Closure Activities

590	934-938 E. Main St.	Meriden	Connecticut	Closure Activities

595	222 Danbury Road	New Milford	Connecticut	Closure Activities

598	170 Taftville-Occum Rd.	Norwich	Connecticut	Closure Compliance

601	398 Main St.	SOUTHINGTON	Connecticut	Closure Activities

604	120 Main Street	Terryville	Connecticut	Closure Activities

606	216 Merrow Road	Tolland	Connecticut	Predelineation

611	Route 32	Waterford	Connecticut	Closure Activities

615	1649 Litchfield Turnpike	Woodbridge	Connecticut	Closure Activities

624	30 W. State Street	Granby	Massachusetts	Closure Activities

625	123 Main Street	Great Barrington	Massachusetts	Closure Compliance

628	Rte 32 Palmer & Monson Rd	Monson	Massachusetts	Closure Activities

637	2221 Main Street & Carew	Springfield	Massachusetts	Closure Activities

Property #	Address	City	State	Lifecycle Phase

643	278 Elm Street	WESTFIELD	Massachusetts	Assessment

647	2 Pleasantville Rd.	Ossining	New York	O & M

652	R.D.#1 ROUTE 130	BEVERLY	New Jersey	Assessment

653	201 Elmora Ave	Elizabeth	New Jersey	Closure Activities

654	669 SOMERSET STREET	SOMERSET	New Jersey	O & M

655	4431 Route 9	Englishtown	New Jersey	Closure Activities

656	2737 S. Broad St.	Hamilton	New Jersey	Closure Compliance

660	100 River Avenue	Lakewood	New Jersey	Closure Activities

661	100 White Horse Pike	Lawnside	New Jersey	O & M

664	953 18th Avenue	Newark	New Jersey	RAP Implementation

665	1292 RT 22 EAST	NORTH PLAINFIELD	New Jersey	Closure Activities

666	1292 RT 22 East	North Plainfield	New Jersey	Closure Compliance

667	639 Route 17 South	Paramus	New Jersey	Closure Activities

670	957 ROUTE 9 NORTH	SOUTH AMBOY	New Jersey	RAP Implementation

671	2401 ROUTE 24 WEST	UNION	New Jersey	Assessment

673	6718 Black Horse Pike	Pleasantville	New Jersey	Closure Activities

677	381 North Avenue	New Rochelle	New York	RAP Prep

680	208 Foxon Rd.	NORTH BRANFORD	Connecticut	RAP Implementation

684	196 Ross Place	Westfield	New Jersey	Closure Compliance

685	2 Ashford Drive	Dobbs Ferry	New York	Closure Activities

688	301 East & Whiting St.	Plainville	Connecticut	Closure Activities

709	2955 Cropsey Avenue	Brooklyn	New York	Closure Compliance

751	630 LINCOLN HWY RT 1	FAIRLESS HILLS	Pennsylvania	Closure Compliance

6130	85 Forbes Ave.	NEW HAVEN	Connecticut	Closure Activities

6709	213 Colony Street	Meriden	Connecticut	Assessment

6722	1030 Blue Hills Road	Bloomfield	Connecticut	Closure Activities

6725	850 Hopmeadow Road	Simsbury	Connecticut	O & M

Property #	Address	City	State	Lifecycle Phase

6742	36 Danbury Road	Ridgefield	Connecticut	Closure Activities

6744	321 West Avenue	Norwalk	Connecticut	Predelineation

6746	1789 Barnum Ave.	Bridgeport	Connecticut	Closure Activities

6749	700 DEWEY STREET	BRIDGEPORT	Connecticut	Closure Activities

6753	1464 Fairfield Ave.	BRIDGEPORT	Connecticut	Closure Activities

6762	179 Noroton Ave.	DARIEN	Connecticut	RAP Implementation

6765	224 Magee Avenue	Stamford	Connecticut	Closure Activities

6768	59 W. Broad St.	STAMFORD	Connecticut	Assessment

6779	197 Main St.	CHESHIRE	Connecticut	RAP Implementation

6811	774 Farmington Ave.	Bristol	Connecticut	Assessment

6813	Cor. Rts #7 & 25	Brookfield	Connecticut	Closure Activities

6817	1294 E. Main Street	Torrington	Connecticut	Closure Activities

6819	206 Main St.	NORWALK	Connecticut	Closure Activities

6851	241 White St.	DANBURY	Connecticut	RAP Implementation

6852	578 S. Main St.	MIDDLETOWN	Connecticut	RAP Implementation

6853	126 South Road	Enfield	Connecticut	Closure Activities

6871	441 W. Avon Rd.	Avon	Connecticut	RAP Implementation

8641	735 Philadelphia Pike	Wilmington	Delaware	O & M

8669	1712 Foulk Road	Wilimington	Delaware	O & M

28002	159 COTTAGE ROAD	SOUTH PORTLAND	Maine	Assessment

28032	1217 CONGRESS STREET	PORTLAND	Maine	Assessment

28210	59 CAMDEN STREET	ROCKLAND	Maine	Assessment

28222	207 Broadway	SOUTH PORTLAND	Maine	Closure Activities

29811	16603 SETON AVENUE	EMMITSBURG	Maryland	Closure Compliance

30315	522 Main Street	S. Weymouth	Massachusetts	Closure Activities

30317	1744 Centre Street	WEST ROXBURY	Massachusetts	Closure Activities

30339	350 Pleasant Street	BELMONT	Massachusetts	RAP Implementation

Property #	Address	City	State	Lifecycle Phase

30344	245 N. Main Street	Randolph	Massachusetts	RAP Implementation

30352	110 Galen Street	Watertown	Massachusetts	Closure Activities

30355	306 MAIN ST	READING	Massachusetts	Closure Activities

30361	191 TALBOT AVENUE	DORCHESTER	Massachusetts	RAP Prep

30363	469 Washington St.	Weymouth	Massachusetts	Closure Activities

30375	4 Whiting Street	Hingham	Massachusetts	Closure Compliance

30393	325 Washington Street	Woburn	Massachusetts	Closure Activities

30409	792 Truman Highway	Hyde Park	Massachusetts	Closure Activities

30436	527 Grafton Street	Worcester	Massachusetts	RAP Prep

30457	609 Park Avenue	Worcester	Massachusetts	Closure Activities

30458	88 E. Main Street	WEBSTER	Massachusetts	Assessment

30515	331 Bennington Avenue	BOSTON	Massachusetts	O & M

30518	299 Main Street	Groveland	Massachusetts	Closure Activities

30548	391 Main Street	Williamstown	Massachusetts	Closure Compliance

30551	371 Huttleston Avenue	Fairhaven	Massachusetts	Closure Activities

30557	63 BROADWAY	TAUNTON	Massachusetts	Closure Activities

30602	481 Washington Street	Auburn	Massachusetts	Closure Activities

30603	245 Haverhill Street	Methuen	Massachusetts	Closure Activities

30606	113 CENTRAL STREET	Ipswich	Massachusetts	Assessment

30610	581 Boston Post Road	BILLERICA	Massachusetts	Closure Activities

30611	236 S. ELM STREET	HAVERHILL	Massachusetts	Assessment

30612	679 Main Street	Chatham	Massachusetts	O & M

30616	20 S. MAIN STREET	IPSWICH	Massachusetts	Closure Activities

30617	528 North Main Street	LEOMINSTER	Massachusetts	Closure Activities

30629	869 Main Street	Tewksbury	Massachusetts	Closure Activities

30631	714 W. Falmouth Hwy	Falmouth	Massachusetts	Closure Activities

30633	262 Groton Road	Westford	Massachusetts	Closure Activities

Property #	Address	City	State	Lifecycle Phase

30646	825 Washington Street	Stoughton	Massachusetts	Closure Activities

30652	860 Southbridge Street	AUBURN	Massachusetts	Assessment

30657	1177 North Main Street	CLINTON	Massachusetts	Closure Activities

30678	3 Singletary Avenue	Sutton	Massachusetts	Closure Activities

30695	223 Main Street	ATHOL	Massachusetts	Closure Activities

30700	1660 Worcester Road	Framingham	Massachusetts	Closure Activities

30710	350 Greenwood Street	WORCESTER	Massachusetts	Assessment

30713	274 High Street	LOWELL	Massachusetts	Closure Activities

40014	215 South Vineyard Boulevard	Honolulu	Hawaii	Closure Activities

40019	46-004 Kamehameha Highway	Kaneohe	Hawaii	Closure Activities

40022	150 North Kamehameha Highway	Wahiawa	Hawaii	Closure Compliance

40035	120 South Linville Road	Kernersville	North Carolina	Predelineation

55201	1467 ELM STREET	MANCHESTER	New Hampshire	Closure Activities

55208	242 MAIN STREET	CONCORD	New Hampshire	Closure Activities

55211	Danforth Circle	Derry	New Hampshire	Closure Activities

55234	70 PLAISTOW ROAD	PLAISTOW	New Hampshire	Closure Compliance

55237	Main St. & Granite St.	Salem	New Hampshire	Closure Activities

55241	747 LAFAYETTE ROAD	Hampton	New Hampshire	Closure Activities

55242	41 Webster Street	Manchester	New Hampshire	Closure Activities

55244	605 Daniel Webster Hwy	Merrimack	New Hampshire	Closure Activities

55246	125 Bridge Street	Pelham	New Hampshire	Closure Activities

55247	219 Pembrook Street	Pembrook	New Hampshire	Closure Activities

55249	Route 11 & 3 Ten Rod Road	Rochester	New Hampshire	Closure Activities

55250	74 Hancock Street	Rochester	New Hampshire	Closure Activities

55252	LAFAYETTE & NEW ZEALAND	Seabrook	New Hampshire	Assessment

55253	463 High Street	Somersworth	New Hampshire	Closure Activities

Property #	Address	City	State	Lifecycle Phase

55254	108 Portsmouth Avenue	EXETER	New Hampshire	Closure Activities

55256	Route 101	Candia	New Hampshire	Closure Activities

55257	Route 125 and Elm Street	Epping	New Hampshire	Closure Activities

55258	1890 Dover Road	Epsom	New Hampshire	Closure Activities

55259	14 Court Street	Exeter	New Hampshire	Closure Activities

55260	777 Lafayette Road	Hampton	New Hampshire	Closure Activities

55261	4 Amherst Street	Milford	New Hampshire	Closure Activities

55264	361 Islington Road	Portsmouth	New Hampshire	Closure Activities

55266	190 Milton Road (Route 125)	Rochester	New Hampshire	Closure Activities

55268	587 Lafayette Road	Seabrook	New Hampshire	Closure Activities

55274	32 Bridge Street	Pelham	New Hampshire	Closure Compliance

56005	6 RT 23 NORTH/7 VERNON AVE	HAMBURG	New Jersey	Assessment

56009	2048 ROUTE 23 NORTH	WEST MILFORD	New Jersey	Assessment

56011	89 ACKERMAN AVENUE	CLIFTON	New Jersey	Assessment

56023	Beverly & Salem Rds.	Willingboro	New Jersey	Closure Activities

56027	1296 Rt. 33 & Hamilton Square	Hamilton Sq.	New Jersey	Assessment

56028	420 JOHN F. KENNEDY WAY	WILLINGBORO	New Jersey	Assessment

56031	1028 AVE. C & 49TH ST.	BAYONNE	New Jersey	Assessment

56032	25 Central Avenue	Tenafly	New Jersey	Closure Compliance

56034	114 SOUTH AVE W	CRANFORD	New Jersey	Assessment

56039	278 BLOOMFIELD AVENUE	NUTLEY	New Jersey	Assessment

56047	661 BLOOMFIELD AVENUE	NUTLEY	New Jersey	Assessment

56049	325 SPRINGFIELD ROAD	Berkeley Hts	New Jersey	Assessment

56056	2352 Morris Avenue	Union	New Jersey	Closure Activities

56057	RT. 35 & SUNSET AVE.	OCEAN TOWNSHIP	New Jersey	O & M

56062	RTS #571 & #535	CRANBURY	New Jersey	Assessment

Property #	Address	City	State	Lifecycle Phase

56064	Main & Sommerhill Road	Spotswood	New Jersey	Closure Activities

56069	835 East Clements Bridge Road	Runnemede	New Jersey	Closure Compliance

56073	208 BRANCHPORT AVENUE	LONG BRANCH	New Jersey	Closure Activities

56075	1101 E. JERSEY ST. (MADIS	ELIZABETH	New Jersey	Assessment

56079	1061 Broadway	Bayonne	New Jersey	Closure Activities

56081	5 STELTON ROAD	PISCATAWAY	New Jersey	Assessment

56084	8 Stonehouse Road	Basking Ridge	New Jersey	Assessment

56087	2061 Fellowship & Springfield	CHERRY HILL	New Jersey	Closure Activities

56088	401 Egg Harbor Road	Sewell	New Jersey	Closure Activities

56093	713 PLAINFIELD AVENUE	BERKELEY HGTS	New Jersey	Assessment

56096	SPRINGSIDE & WOODLANE RDS.	WESTAMPTON TWP	New Jersey	O & M

56097	377 SO. BLACK HORSE TPKE	WILLIAMSTOWN	New Jersey	Closure Activities

56098	914 BLACK HORSE PIKE	BLACKWOOD	New Jersey	Closure Activities

56101	1870 Kuser Rd.	Trenton	New Jersey	Closure Activities

56102	1 Union Street	Lodi	New Jersey	Closure Activities

56106	380 SOUTH CLINTON STREET	EAST ORANGE	New Jersey	Assessment

56108	790 KEARNY AVENUE	KEARNY	New Jersey	Closure Compliance

56109	1407 MAIN STREET	BELMAR	New Jersey	Closure Activities

56111	CAMDEN & COTTAGE ROAD	MOORESTOWN	New Jersey	Assessment

56113	2313 Rt 71 and Wall Rd	Spring Lake Heights	New Jersey	O & M

56115	Berlin & Bryant Avenues	Lindewold	New Jersey	Closure Compliance

56117	700 WOODBURY-GLASSBORO ROAD	SEWELL	New Jersey	Assessment

56118	1213 ROUTE 27	FRANKLIN TWP.	New Jersey	Assessment

Property #	Address	City	State	Lifecycle Phase

56124	1212 BLACKWOOD CLEMENTON ROAD	CLEMENTON	New Jersey	Assessment

56132	4th & Main Streets	Asbury Park	New Jersey	O & M

56138	184 SOUTH AVE. (3RD AVE.)	FANWOOD	New Jersey	Assessment

56139	119 GODWIN AVENUE	MIDLAND PARK	New Jersey	Assessment

56145	3639 ROUTE 9	FREEHOLD	New Jersey	Assessment

56149	91 BRICK BOULEVARD	BRICK	New Jersey	O & M

56156	1 WEST 9TH STREET	OCEAN CITY	New Jersey	Assessment

56157	804 ROUTE 530	WHITING	New Jersey	Assessment

56159	2050 Black Horse Pike	Turnersville	New Jersey	RAP Implementation

56167	414 ROUTE 206	HILLSBOROUGH	New Jersey	Assessment

56169	128 Chestnut Ridge Road	Montvale	New Jersey	O & M

56206	ROUTE #1 AND WASHINGTON R	PRINCETON	New Jersey	O & M

56215	1705 Route 33	Neptune	New Jersey	O & M

56230	86 Doremus Avenue	Newark	New Jersey	Assessment

56250	207 MONMOUTH RD	OAKHURST	New Jersey	Assessment

56258	118 W. Main Street	Tuckerton	New Jersey	Assessment

56260	Gateway & Lincoln Avenue	W. Deptford	New Jersey	Predelineation

56263	176 W. End Avenue	Somerville	New Jersey	Closure Activities

56275	1942 LINCOLN HIGHWAY	EDISON	New Jersey	Assessment

56276	1490 Bergen Boulevard	Fort Lee	New Jersey	O & M

56291	125 RAILROAD AVENUE	RIDGEFIELD PARK	New Jersey	Closure Activities

56803	125 North Washington Ave	Bergenfield	New Jersey	Closure Compliance

56811	490 CENTRAL AVE. (SCOTLAN	ORANGE	New Jersey	Assessment

56815	2 WEST SAINT GEORGE AVENUE	LINDEN	New Jersey	O & M

56818	721 East Passaic Avenue	Bloomfield	New Jersey	Closure Compliance

Property #	Address	City	State	Lifecycle Phase

56821	252 Irvington Avenue	South Orange	New Jersey	Closure Activities

56822	758 18th Avenue	Irvington	New Jersey	Predelineation

56843	2701 Morris Avenue	Union	New Jersey	Closure Compliance

56844	110 Centre Street	Nutley	New Jersey	Closure Activities

56847	1112 ROUTE 22	MOUNTAINSIDE	New Jersey	Assessment

56848	85 DODD STREET	EAST ORANGE	New Jersey	Assessment

56852	134 NJ Route 4	Englewood	New Jersey	Assessment

56853	255 DIAMOND BRIDGE ROAD	HAWTHORNE	New Jersey	Closure Activities

56868	BLOOMFIELD & ALLWOOD AVENUES	CLIFTON	New Jersey	O & M

56869	749 Lyons Avenue	Irvington	New Jersey	Closure Activities

56871	450 New York Avenue	Jersey City	New Jersey	O & M

56873	989 Somerset Street	Watchung	New Jersey	Closure Activities

56877	Shunpike & Green Village	Green Village	New Jersey	Closure Compliance

56881	ROUTE 46 & MILL STREET	ELMWOOD PARK	New Jersey	Assessment

56882	58 Greenbrook Road	N. Plainfield	New Jersey	Closure Compliance

56889	921 MONTGOMERY ST.	JERSEY CITY	New Jersey	Assessment

56891	171 Bloomfield Avenue	Bloomfield	New Jersey	Closure Activities

56892	88 E. Mcfarlan Street	Dover	New Jersey	Closure Activities

56893	Bordentown Ave & Ernston	Parlin	New Jersey	Closure Activities

56894	3200 J.F.K. BOULEVARD	Union City	New Jersey	Assessment

56896	1131 St. George Avenue	Colonia	New Jersey	Closure Activities

56898	1118 HAMBURG TURNPIKE	WAYNE	New Jersey	Assessment

56899	N.J. ROUTE #17 -(SOUTH)	HASBROUCK HEIGHTS	New Jersey	O & M

56904	571 INMAN AVENUE (JORDAN)	COLONIA	New Jersey	Closure Activities

56906	1189 ENGLISHTOWN ROAD	OLD BRIDGE	New Jersey	Assessment

Property #	Address	City	State	Lifecycle Phase

56909	381 RIVER ROAD & MADISON	NEW MILFORD	New Jersey	Closure Compliance

56915	51 North Walnut Street	Ridgewood	New Jersey	Closure Activities

56916	LAFAYETTE & WAGARAW	HAWTHORNE	New Jersey	Closure Activities

56919	1220 Route 23	Wayne	New Jersey	Closure Activities

56921	615 Washington Avenue	Washington	New Jersey	Closure Compliance

56922	357 NJ Route #117	Paramus	New Jersey	Closure Activities

56924	606 Midland Avenue and Outwater Lane	Garfield	New Jersey	Closure Activities

56925	676 GARFIELD AVE.	JERSEY CITY	New Jersey	Assessment

56926	2284 Route #4	Fort Lee	New Jersey	Closure Activities

56933	91 Leonardville Road	Belford	New Jersey	Assessment

56935	157 Broad Street	Eatontown	New Jersey	Closure Activities

56939	Ocean & Riverdale	MONMOUTH BC	New Jersey	Closure Activities

56955	Main St & Glen Echo Ave.	Swedesboro	New Jersey	Closure Activities

56959	NICHOLSON RD.& WHITE HORS	AUDOBON	New Jersey	Closure Compliance

56962	1067 SOUTH BROAD STREET	TRENTON	New Jersey	Closure Activities

56965	579 South Broad Street	Trenton	New Jersey	Closure Compliance

56986	101 WHITE HORSE PK & EVESHAM	MAGNOLIA	New Jersey	RAP Implementation

56997	1781 W. 7TH STREET	PISCATAWAY	New Jersey	Assessment

56999	585 Northfield Avenue	West Orange	New Jersey	O & M

58014	5510 Broadway	Bronx	New York	Closure Activities

58015	8202 7th Avenue	Brooklyn	New York	Closure Compliance

58017		Yonkers	New York	Closure Activities

58033	1185 WEST BROADWAY	HEWLETT	New York	Assessment

58034	601 Port Washington Boulevard	Port Washington	New York	O & M

Property #	Address	City	State	Lifecycle Phase

58046	90 GUINEA WOODS ROAD	EAST HILLS	New York	Closure Activities

58049	311 MC LEAN AVENUE	YONKERS	New York	Closure Activities

58053	9616 Flatlands Avenue	Brooklyn	New York	Closure Compliance

58071	114-05 Farmers Boulevard	St. Albans	New York	Closure Compliance

58072	ROUTES 9 AND 9G	RHINEBECK	New York	O & M

58077	2495 Cropsey Avenue	Brooklyn	New York	Closure Activities

58097	720 North Avenue	New Rochelle	New York	O & M

58108	11 East Post Road	White Plains	New York	O & M

58111	751 WHITE PLAINS RD	SCARSDALE	New York	O & M

58181	734 PARK AVENUE	HUNTINGTON	New York	Assessment

58260	49 RIVERSIDE AVE	RENSSELAER	New York	O & M

58329	171 N HIGHLAND AV	OSSINING	New York	O & M

58401	3700 Barger Street	SHRUB OAK	New York	O & M

58409	119 West 145th Street	New York	New York	O & M

58415	2001 Gravesend Neck Road	Brooklyn	New York	O & M

58441	1881 Forest Avenue	Staten Island	New York	O & M

58442	1201 Victory Boulevard	Staten Island	New York	RAP Implementation

58443	717 Richmond Road	Staten Island	New York	Closure Compliance

58505	1314 Sedgwick Avenue	Bronx	New York	Closure Activities

58514	4116 Broadway (174th St.)	New York	New York	Closure Compliance

58515	3060 Broadway	Nyack	New York	Closure Activities

58526	118-01 Rockaway Boulevard	Ozone Park	New York	O & M

58547	34-02 31st St.	Astoria	New York	O & M

58553	5931 Amboy Road	Staten Island	New York	Closure Activities

58574	241 TERRY ROAD	SMITHTOWN	New York	Closure Activities

58579	510 Uniondale Avenue	Uniondale	New York	Closure Activities

58592	242 Dyckman Street	New York	New York	O & M

Property #	Address	City	State	Lifecycle Phase

58599	1386 WANTAGH AVENUE	WANTAGH	New York	Assessment

58603	1784 BROADWAY	HEWLETT	New York	Assessment

58605	78-01 Linden Boulevard	Howard Beach	New York	RAP Implementation

58704	Milton and Prospect Street	BALLSTON	New York	Closure Activities

58711	308 Delaware Avenue	Delmar	New York	O & M

58717	17 Albany Avenue	Green Island	New York	O & M

58718	1493 Route #9 at Grooms Road	Halfmoon	New York	Closure Activities

58720	499 West Main Street	HANCOCK	New York	O & M

58722	736 New Louden Road	Latham	New York	Closure Activities

58728	3497 State Street	Niskayuna	New York	O & M

58731	363 HOOKER AVENUE	POUGHKEEPSIE	New York	Closure Activities

58733	985 Route 149	QUEENSBURY	New York	O & M

58741	3775 Main Street	WARRENSBURG	New York	O & M

58743	23 MAIN STREET	HUDSON FALLS	New York	Closure Activities

58750	60 North Central Avenue	Mechanicville	New York	Closure Activities

58759	6822 ROUTE 9	RHINEBECK	New York	O & M

58766	124 Fairview Ave.	Hudson	New York	Assessment

58772	3 Mount Airy Road	QUARRYVILLE	New York	Closure Activities

58808	Route 82	West Taghkanic	New York	Closure Activities

58843	262-12 HILLSIDE AVENUE	FLORAL PARK	New York	Assessment

58864	2540 SOUTH PARK AVENUE	LACKAWANNA	New York	Assessment

58870	701 ORCHARD PARK ROAD	WEST SENECA	New York	Assessment

67201	Hunting Park Avenue	PHILADELPHIA	Pennsylvania	Assessment

67215	40th Street & Powelton Ave.	Philadelphia	Pennsylvania	Closure Compliance

67217	6900 Frankford Avenue	Philadelphia	Pennsylvania	Closure Compliance

Property #	Address	City	State	Lifecycle Phase

67235	MARSHALL & MARKLEY STREET	NORRISTOWN	Pennsylvania	Closure Compliance

67243	596 Lancaster Ave. & Penn St.	Bryn Mawr	Pennsylvania	Closure Compliance

67244	725 FAYETTE STREET	CONSHOHOCKEN	Pennsylvania	Closure Compliance

67255	1701 N 33RD ST	PHILADELPHIA	Pennsylvania	Closure Compliance

67265	5700 Ridge Avenue & Shurs	Philadelphia	Pennsylvania	Closure Activities

67266	EASTON RD. & LOWBER AVE.	PHILADELPHIA	Pennsylvania	Closure Compliance

67269	427 West County Line Road	Hatboro	Pennsylvania	Assessment

67272	401 EAST BALTIMORE AVENUE	MEDIA	Pennsylvania	Assessment

67276	7800 RIDGE AVENUE	PHILADELPHIA	Pennsylvania	Closure Compliance

67288	RT 1 & OLD LINCOLN HWY.	TREVOSE	Pennsylvania	Closure Compliance

67367	5300 SPRINGFIELD ROAD	CLIFTON HEIGHTS	Pennsylvania	Assessment

67382	1194 CHESTER PIKE&CLIFTON AVE	SHARON HILL	Pennsylvania	Closure Activities

67398	EASTON ROAD & PATANE AVE.	ROSLYN	Pennsylvania	Closure Activities

67405	2 W. BRIDGE STREET	MORRISVILLE	Pennsylvania	Closure Compliance

67415	1 NUTT ROAD	PHOENIXVILLE	Pennsylvania	Assessment

67416	3796 Oxford Valley Road	Levittown	Pennsylvania	Closure Activities

67418	2391 Durham Road	Langhorne	Pennsylvania	Closure Compliance

67423	ROUTE #309 & PARK AVENUE	QUAKERTOWN	Pennsylvania	Closure Activities

67425	Route #113 & Telford Pike	Souderton	Pennsylvania	Closure Compliance

67426	798 SUMNEYTOWN PIKE	LANSDALE	Pennsylvania	Closure Activities

67428	STATE RD & HIGHLAND	UPPER DARBY	Pennsylvania	Assessment

67432	Main Route #611 & East Street	Coopersburg	Pennsylvania	O & M

67433	Rt 202 & Dilworthtown Rd.	Doylestown	Pennsylvania	O & M

67434	760 2ND STREET PIKE	RICHBORO	Pennsylvania	RAP Implementation

Property #	Address	City	State	Lifecycle Phase

67435	192 DURHAM RD.	PENNDEL	Pennsylvania	Assessment

67437	301 EAST JOHNSON HIGHWAY	NORRISTOWN	Pennsylvania	Closure Compliance

67596	2300 Market St.	Paradise	Pennsylvania	Closure Activities

67598	2100 Market Street	Linwood	Pennsylvania	Closure Activities

67599	2425 Middletown Road	Elizabethtown	Pennsylvania	Closure Activities

67603	2324 N GEORGE ST	YORK	Pennsylvania	Closure Compliance

67607	7002 WOODLAND AVENUE	PHILADELPHIA	Pennsylvania	RAP Implementation

67611	550 South Main Street	Shrewsbury	Pennsylvania	Closure Activities

67617	3650 WILLIAM PENN HWY	PALMER TWP.	Pennsylvania	Assessment

67624	6100 YORK ROAD	NEW OXFORD	Pennsylvania	Closure Activities

67627	103-121 CARLISLE ST	HANOVER	Pennsylvania	Assessment

67632	2873 E. PROSPECT ROAD (LONGSTN	YORK	Pennsylvania	O & M

67635	850 CARLISLE AVE (DELCO GETTY)	YORK	Pennsylvania	Closure Compliance

67636	3730 Carlisle Road	Dover	Pennsylvania	Closure Compliance

67639	816 WEST HIGH STREET	CARLISLE	Pennsylvania	RAP Implementation

67642	4601 CARLISLE PIKE GETTY	MECHANICSBURG	Pennsylvania	Assessment

67649	105 S. Main Street 2 South High Street	Biglerville	Pennsylvania	Closure Activities

67654	911 Eisenhower Blvd	Middletown	Pennsylvania	Closure Activities

68001	7780 Post Road	North Kingstown	Rhode Island	Closure Activities

68002	10 Coddington Hwy	Middletown	Rhode Island	RAP Implementation

68629	1307 Post Road	Warwick	Rhode Island	Closure Activities

68646	4087 Tower Hill Road	WAKEFIELD	Rhode Island	RAP Implementation

69408	1505 PEMBROKE ROAD	BETHLEHEM	Pennsylvania	Closure Activities

69409	13TH & NORTHAMPTON STREETS	EASTON	Pennsylvania	Assessment

Property #	Address	City	State	Lifecycle Phase

69419	200 NORTH 4TH STREET	HAMBURG	Pennsylvania	Assessment

69420	300 Morgantown Road	Reading	Pennsylvania	Closure Activities

69428	3568 Newport Road	Intercourse	Pennsylvania	O & M

69439	203 S. Third Street	Oxford	Pennsylvania	Closure Activities

69466	839 FERN AVENUE	KENHORST	Pennsylvania	Closure Activities

69476	602 S. Main Street	Shrewsbury	Pennsylvania	Closure Activities

69483	N. MAIN STREET EXTENDED	RED LION	Pennsylvania	Closure Compliance

69493	824 YORK STREET	HANOVER	Pennsylvania	Assessment

69497	Route 272 Poplar Street	Adamstown	Pennsylvania	Closure Activities

69504	312 WEST MAIN STREET	NEW HOLLAND	Pennsylvania	Assessment

69672	1248 N.9TH STREET	READING	Pennsylvania	Closure Activities

69676	Second Street	St. Clair	Pennsylvania	Closure Activities

69682	Main & S.High Streets	Arendtsville	Pennsylvania	Closure Activities

69685	1070 Trindle Road	Carlisle	Pennsylvania	Closure Activities

69688	45 E. Hanover Street	Bonneauville	Pennsylvania	Closure Activities

69689	Route 16 Pennsylvania Hwy.	Shady Grove	Pennsylvania	Assessment

69690	Route 16	Mcconnellsburg	Pennsylvania	Closure Activities

93257	1542 Old New Windsor Pike	New Windsor	Maryland	Closure Activities

94412	626 Adamsville Road	Westport	Massachusetts	Closure Activities

95117			New Jersey	Closure Activities

95134	1022 Chestnut Street	Roselle	New Jersey	Closure Compliance

95141	Main St & Amwell Ave	Millstone	New Jersey	Closure Compliance

95142	RT 206 & Bell Ave	Raritan	New Jersey	Closure Compliance

95153	354 Avenue C	Bayonne	New Jersey	Closure Activities

95192	201 East Jersey Street	Elizabeth	New Jersey	Closure Activities

95214	753-763 Sanford Ave	Newark	New Jersey	Closure Activities

95317	39 Hightstown Rd.	Princeton Jct.	New Jersey	Closure Compliance

Property #	Address	City	State	Lifecycle Phase

95337	315 Bloomfield Rd.	Newark	New Jersey	O & M

95456	208 E. Franklin Tpke	HoHoKus	New Jersey	Closure Compliance

95534	27 Bisson Avenu	Laconia	New Hampshire	Closure Activities

96904	West Main & Woolsey	Middletown	Rhode Island	RAP Implementation

97126	640 West 15th Street	Hazleton	Pennsylvania	Closure Compliance

97199	Roosevelt & Mascher	Philadelphia	Pennsylvania	Assessment

97211	Routes 413 & 232	Wrightstown	Pennsylvania	Closure Compliance

98261	460 Saw Mill River Road	Yonkers	New York	Closure Activities

98326	26 Paxton Avenue	Bronxville	New York	Closure Compliance

SCHEDULE OF CONDEMNATIONS

Property #	Address	City	State	Status

110	2815 Horseblock Road	Medford	New York	PARTIAL

156	300 Smith Street	Poughkeepsie	New York	TOTAL

160	1364 Route 9 W	Marlboro	New York	TO BE DETERMINED

182	266 Route 55	Lagrangeville	New York	PARTIAL

535	310 Bay Shore Road	North Babylon	New York	PARTIAL

606	216 Merrow Road	Tolland	Connecticut	PARTIAL

655	4431 Route 9	Freehold	New Jersey	PARTIAL

665	1292 Rt 22 East	North Plainfield	New Jersey	PARTIAL

6153	228 Pine Street	Bristol	Connecticut	PARTIAL

8608	710 Maryland Avenue	Willmington	Delaware	PARTIAL

29101	11055 Baltimore Avenue,	Beltsville,	Maryland	TO BE DETERMINED

29131	6117 Baltimore Avenue	Riverdale	Maryland	PARTIAL

30404	563 Trapelo Road	Belmont	Massachusetts	PARTIAL

30445	150 Plymouth Ave	Fall River	Massachusetts	TO BE DETERMINED

30603	245 Haverhill Street	Methuen	Massachusetts	TO BE DETERMINED

30619	163-164 Pelham Street	Methuen	Massachusetts	TO BE DETERMINED

30653	2 Summer Street & James Street	Barre	Massachusetts	PARTIAL

40054	5301 North Beach Street	Fort Worth	Texas	PARTIAL

40055	307 East FM 2410	Harker Heights	Texas	PARTIAL

40062	12310 NW H.K. Dodgen Loop	Temple	Texas	PARTIAL

Property #	Address	City	State	Status

56118	1213 Route 27	Franklin Twp.	New Jersey	PARTIAL

56119	29 Rt. 12 & Broad St.	Flemington	New Jersey	PARTIAL

56156	1 West 9th Street	Ocean City	New Jersey	PARTIAL

56886	1060 Stuyvesant Ave.	Irvington	New Jersey	PARTIAL

56959	Nicholson Road & White Horse Pike	Audubon	New Jersey	PARTIAL

56986	105 White Horse Pike	Magnolia	New Jersey	PARTIAL

58144	1525 Montauk Hwy.	Mastic	New York	PARTIAL

58295	1164 Route 112	Port Jefferson	New York	PARTIAL

58735	2976 Hamburg Street	Rotterdam	New York	PARTIAL

58739	28 Main Street	South Glen Falls	New York	PARTIAL

58838	1580 Straight Path	Wyandanch	New York	TOTAL

67235	552-554 Markley Street	Norristown	Pennsylvania	PARTIAL

67288	Rt. 1 & Old Lincoln Hwy.	Trevose	Pennsylvania	PARTIAL

67396	1403 Providence Road	Media	Pennsylvania	PARTIAL

69495	7710 Allentown Blvd.	Harrisburg	Pennsylvania	PARTIAL

67632	2890 East Prospect Street	York	Pennsylvania	PARTIAL

69690	Route 16	McConnellsburg	Pennsylvania	PARTIAL

71517	16575 Mountain Road	Montpelier	Virginia	PARTIAL

85004	6563 Commonwealth Ave.	Jacksonville	Florida	PARTIAL